SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                   FORM 8-K

                                CURRENT REPORT

                       UNDER SECTION 13 OR 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934

                         Date of Report: May 18, 1999
                      (Date of Earliest Event Reported)

                      MACE SECURITY INTERNATIONAL, INC.
            (Exact name of Registrant as Specified in its Charter)

                                   Delaware
                           (State of Incorporation)

                                    0-22810
                           (Commission File Number)

                                  03-0311630
                      (IRS Employer Identification No.)

                160 Benmont Avenue, Bennington, Vermont 05201
                   (Address of Principal Executive Offices)

                                (802) 447-1503
                       (Registrant's Telephone Number)

Item 1     Not Applicable.

Item 2     Acquisition of the Assets of Genie Car Washes.

On May 18, 1999, Mace Security International, Inc., a Delaware corporation (the "Company" or "Registrant"), through its wholly owned subsidiary Mace Car Wash - Arizona, Inc., acquired substantially all of the assets (the "Genie Purchased Assets") of Genie Car Wash Inc. of Austin; Genie Car Care Center, Inc.; and Genie Car Service Center, Inc. (collectively, "Genie") from Genie and Cornett Limited Partnership (collectively with Genie, the "Sellers"). Pursuant to the terms and conditions of the Car Wash Asset Purchase/Sale Agreement executed by Millennia Car Wash, LLC with the Sellers (the "Genie Purchase Agreement"), as assigned to the Company, the Company purchased the real estate, inventory, fixed assets, trade names and trademarks, and intangibles of the car wash operations of Sellers. The
Company intends to continue such use of the Genie Purchased Assets.
Seller is not affiliated with the Registrant nor with any of the Registrant's subsidiaries. The description of the acquisition transaction set forth herein is qualified in its entirety by reference to the Genie Purchase Agreement and subsequent amendments, which are filed herewith as Exhibits 2.1, 2.2, 2.3, 2.4 and 2.5 respectively.

At Closing under the Genie Purchase Agreement, the Company paid to Sellers an aggregate purchase price, subject to adjustments, of $11,750,000 (the "Genie Purchase Price"), $1,000,000 of which was paid in cash at the closing of the transaction from working capital, $4,750,000 of which was evidenced by the delivery of a promissory note bearing interest at 8% per annum, payable in 90 days of the Closing, and $5,550,000 of which was paid by the delivery of 493,333 unregistered shares of the Registrant's Common Stock, par value $.01, valued in accordance with and subject to restrictions set forth in the terms of the Genie Purchase Agreement. Upon the expiration of a "hold-back" period, assuming that the Company has no claims against the Sellers for breaches of representations and other indemnified claims, the remaining $450,000 will be paid by the issuance to the Sellers of 40,000 additional unregistered shares of the Registrant's Common Stock. The acquisition is accounted for using the "purchase" method of accounting.

In addition, the Sellers and certain principals designated by the Company executed non-competition agreements preventing each from competing, directly or indirectly, with the Company or carrying on the operations of a car wash within certain geographic areas and for certain predetermined periods.

Items 3-6  Not Applicable.

Item 7     Financial Statements and Exhibits.

           (a) Financial Statements of business acquired.

           It is impracticable to provide the required financial statements of Genie at the time of the filing of this report. The required financial statements of Genie will be filed within the time period required in accordance with applicable regulations and the Securities and Exchange
           Act of 1934.

           (b) Pro Forma Financial information.

           It is impracticable to provide the required pro forma financial information of Mace Security International, Inc. at the time of the filing of this report. The pro forma financial information will be filed within the time period required in accordance with applicable regulations and the Securities and Exchange
           Act of 1934.

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           (c) Exhibits. The following Exhibits are hereby filed as part of this Current Report on Form 8-K.

           2.1 Car Wash Asset Purchase/Sale Agreement dated July 8, 1998 between Genie Car Wash Inc. of Austin; Genie Car Care Center, Inc.; Genie Car Service Center, Inc.; and Cornett Limited Partnership and Millennia Car Wash LLC.

           2.2 First Amendment to Car Wash Asset Purchase/Sale Agreement effective July 8, 1998 between Genie Car Wash Inc. of Austin; Genie Car Care Center, Inc.; Genie Car Service Center, Inc.; and Cornett Limited Partnership and Millennia Car Wash Group LLC.

           2.3 Second Amendment to Car Wash Asset Purchase/Sale Agreement effective April 29, 1999 between Genie Car Wash Inc. of Austin; Genie Car Care Center, Inc.; Genie Car Service Center, Inc.; and Cornett Limited Partnership and Millennia Car Wash Group LLC.

           2.4 Third Amendment to Car Wash Asset Purchase/Sale Agreement effective May 17, 1999 between Genie Car Wash Inc. of Austin; Genie Car Care Center, Inc.; Genie Car Service Center, Inc.; and Cornett Limited Partnership and Millennia Car Wash Group LLC.

           2.5 Fourth Amendment to Car Wash Asset Purchase/Sale Agreement effective May 18, 1999 between Genie Car Wash Inc. of Austin; Genie Car Care Center, Inc.; Genie Car Service Center, Inc.; and Cornett Limited Partnership and Millennia Car Wash Group LLC.

           2.6 Promissory Note in the amount of $4,750,000 by Mace Car Wash-Arizona, Inc., dated May 18, 1999, payable to Mike W. Cornett as collecting agent for Genie Car Wash Inc. of Austin; Genie Car Care Center, Inc.; Genie Car Service Center, Inc.; and Cornett Limited Partnership.

           2.7 Security Agreement dated May 18, 1999 between
           Mace Car Wash-Arizona, Inc. and Genie Car Wash
           Inc. of Austin; Genie Car Care Center, Inc.; Genie Car
           Service Center, Inc.; and Cornett Limited Partnership.

           99 Press Release dated May 25, 1999.

Items 8-9. Not applicable.

           SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 1, 1999                MACE SECURITY INTERNATIONAL, INC.

                                  By:/s/ Gregory M. Krzemien
                                         Gregory M. Krzemien
                                         Chief Financial Officer and Treasurer

                    CAR WASH ASSET PURCHASE/SALE AGREEMENT

                          BASIC PURCHASE INFORMATION


 1. Effective Date of Agreement July 8, 1998 [Preamble]


 2. Buyer:            MILLENNIA CAR WASH LLC
    [Preamble]        a Delaware Limited Liability Company


 3. Seller:           [Preamble] & [Seller's Representations and Warranties]

                      Genie Car Wash Inc. of Austin
                      Genie Car Care Center, Inc.
                      Genie Car Service Center, Inc.
                      Cornett Limited Partnership


 4. Operations:
    Name and Location of
    Car Wash/Operation:                         [Recitals]

    (A) Genie Car Wash Inc.
        of Austin               1311 South Lamar Blvd, Austin, TX  78704
    (B) Genie Car Care
        Center, Inc.            1021 West William Cannon Dr., Austin, TX 78745
    (C) Genie Car Service
        Center, Inc.            7320 Burnet Road, Austin, TX  78757

    Seller represents that the names listed are all of the names used by Seller with respect to the car washes, or by which the car washes are known.


 5. Elements to be Purchased:                   [Recitals]

    Assets: Location A:  1311 S. Lamar, Austin, Texas 78704
                         (Downtown - 90,188 Sq. Ft.)
                           (opened 11/1982) (General Description)
                      Full Service Car Wash with 4 Vacuum Lanes,
                      Gasoline Canopy, 4 Coin-Operated Self-Service Car Wash Bays with 4 Drying Bays, 6 Bay Detail Shop with Customer Waiting Room and a Wash Bay, Conoco Fuel, 6 Dual Electronic Gasoline and 2 Single Diesel Fuel Dispensers.

             Location B: 1021 West William Cannon Dr., Austin, Texas 78745
                         (South Austin - 76,230 Sq. Ft.)
                           (opened 3/1987) (General Description)

                      Full Service Car Wash with 4 Vacuum Lanes,
                      Gasoline Canopy, 6 Coin-Operated Self-Service Car Wash Bays with 3 Drying Bays, 4 Bay Detail Shop with Customer Waiting Room, Conoco Fuel, 6 Dual Electronic Gasoline and 2 Single Diesel Fuel Dispensers.

             Location C: 7320 Burnet Road, Austin, Texas 78757
                         (North Austin - 62,600 Sq. Ft.)
                           (opened 1968; purchased 1978) (General Description)

                      Full Service Car Wash with 4 Vacuum Lanes,
                      Gasoline Canopy, 6 Coin-Operated Self-Service Car Wash Bays, 6 Bay Detail Shop and a Wash Bay (For Engine Cleaning, etc.), Conoco Fuel, 6 Dual Electronic Gasoline and 2 Single Diesel Fuel Dispensers.

    Real Property: Fee Simple at all Locations
    in Item 4, above.           (General Description)

             Location A: 2.07 Acres        See Legal Description - Exhibit "G"
             Location B: 1.75 Acres        See Legal Description - Exhibit "G"
             Location C: 1.44 Acres        See Legal Description - Exhibit "G"

             Stock:     NONE    (General Description)


 6. Trade Names & Trademarks
    [Purchase and Sale of Assets]
    Trade Names/DBAs: Each entity in Item 4 above
                      and Genie Car Washes of Texas, or other
                      combinations of the "Genie" name, as
                      applicable.


 7. Purchase Price:   ELEVEN MILLION SEVEN HUNDRED FIFTY THOUSAND
                      DOLLARS ($11,750,000.00): [$11,250,000.00 Based on EBITDA
                      and Cap Rate PLUS $500,000.00 Additional]
    [Amount of Purchase Price]


 8. EBITDA - (subject to verification): $1,985,734.00
    [Amount of Purchase Price]


 9. Effective Capitalization ("Cap") Rate: 17.65% [Amount of Purchase Price]


10. Allocations: See Attachment: "LETTER OF INTENT, ITEM 10 ALLOCATIONS" [Amount of Purchase Price]
    (per operation, including Covenant Not to Compete)

    Estimated Inventory
    (not included in Purchase Price): (Each Location) $60,000.00


11. Hold-Back Percentage: No Percentage. Total = $450,000.00.
    [Payment of Purchase Price & Commissions]


12. Hold-Back Period: Twelve (12) Months from Close of Escrow -
    SUBJECT TO RETURN OF $225,000.00, 6 MONTHS FROM CLOSE OF ESCROW,
    IF NO CLAIMS MADE OR THREATENED. [Payment of Purchase Price & Commissions]

13. Hold-Back Depletion Amount: FIFTY THOUSAND DOLLARS ($50,000.00) [Payment of Purchase Price & Commissions]


14. Guaranty Period [minimum period must equal Non-Compete Period]:
    [Payment of Purchase Price & Commissions] WAIVED


15. Buyer's Broker/Consultant Arizona Business Investments,
    11408 N. Blackheath Road, Scottsdale, AZ 85252 - Roger Pencek

    [Payment of Purchase Price & Commissions]


16. Seller's Broker: NONE
    [Payment of Purchase Price & Commissions]


17. Title Company: Lawyer's Title or other company of Buyer's choice [Documents and Physical Inspection]


18. Escrow Company: Arizona Escrow, attn: Vickie LaRitchie
    [Escrow]        3700 North 24th Street, Suite 130
                    Phoenix, AZ 85016
                    Phone: (602) 956-2629; Fax: (602) 224-9393


19. Escrow Opening Date: July 30, 1998
    [Escrow]             (Date by which Escrow must be opened)


20. Initial Deposit: $50,000.00
    [Escrow]


21. Days From Opening: Forty-Five (45)
    [Escrow]           (Earliest Date On Which Buyer's Deposit
                       Becomes Non-Refundable)


22. Fuel Companies: Conoco
    [Escrow]


23. Consent Date: Execution of Agreement
    [Conditions Precedent to Closing]


24. Date for Close of Escrow: 90 days from opening of Escrow
    [Closing]


25. Non-Compete Area:   Travis & Williamson Counties
    Non-Compete Period: Five (5) Years

    [Non-Competition Agreements]

26. Seller's Address for Notices:  Genie Car Wash Inc. of Austin,
    [Notices]                      Genie Car Care Center, Inc.,
                                   Genie Car Service Center, Inc., and
                                   Cornett Limited Partnership
                                   5471 Thomas Arnold Road, Salado, TX 76571

    Buyer's Address for Notices:   Millennia Car Wash LLC
    [Notices]                      511 Encinitas Blvd., Suite 100
                                   Encinitas, CA 92024
                                   Attn: Catherine L. Bland
                                   General Counsel

                             cc:          Lynne M. Geyser, Esq.
                                          P.O. Box 4715
                                          San Clemente, CA 92674-4715
                                          Senior General Counsel
                                          Millennia Car Wash LLC


27. Governing State Law: Texas
    [Governing State Law]


28. County Jurisdiction: Travis
    [Governing State Law]


The foregoing Basic Purchase Information ("BPI") forms a part of the standard form CAR WASH ASSET PURCHASE/SALE AGREEMENT ("Agreement") and is incorporated by reference into the Agreement pursuant to the operative provisions of the basic text of the Agreement contained in the attached pages. The BPI shall control over the text in the event of any conflict.


                                 EXHIBIT LIST

Exhibit "A"             Furniture, Fixtures & Equipment; Leasehold
                        Improvements; & Specified Tangible Assets

Exhibit "B"             Inventory - Definition & List.
                        Definition: Items held for resale, spare parts and supplies in raw forms (i.e., detergents, etc.), fuel.

Exhibit "C"             Permits

Exhibit "D"             Intangibles

Exhibit "E"             Trade Names, Trademarks, DBAs, Logos (Documents)

Exhibit "F-1"           Operating Leases (Seller is Lessee)
Exhibit "F-2"           Seller's Leases (Seller is Lessor)

Exhibit "G"             Seller's Fee Simple Interests in Real Property -
                        Legal Descriptions

Exhibit "H"             Fuel Company Agreements

Exhibit "I"             Zoning Certificate

Exhibit "J"             Consent and Agreement of Spouse
                        [Omitted - Spouses are Principals]

Exhibit "K"             Undischarged and Assumed Obligations

Exhibit "L"             Service Contracts Exceeding 30 Days

Exhibit "M"             Bill of Sale

Exhibit "N-1"           Non-Competition - Corporate
Exhibit "N-2"           Non-Competition - Individual

Exhibit "O"             Guaranty Agreement [Deliberately Omitted]


                                   ADDENDA

The following items are amended and/or addenda are attached to and made a part of the Agreement:

      Additional Conditions of Purchase: [NONE]

      Exceptions to Non-Competition: Any Seller or its principal may own and operate Self Service Car Washes, provided such operations do not use the name "Genie" in any form or combination.

      Corrections to Agreement:

      1.    Section I. B. (7), Seller and Principals,
            Line 1: Insert "entity or" before the word "individual."

      2. Section III. B., Line 3: After "(operations and Covenants)," insert the sentence "The hold-back covers any and all liabilities in existence at Close of Escrow, whether known or unknown, provided an action, claim, demand, or notice with respect thereto arises no later than the end of the hold-back period specified in BPI Item 12."

      3. Section V. C. (2): Insert ", in its sole and absolute discretion," after "Buyer"

      4. Section V. C. (3): Insert ", in its sole and absolute discretion," after "Buyer".

      5.    Section V. C.: Insert at the end thereof:

                        "At any time prior to Closing, Buyer has the right, in its sole and absolute discretion, to review, analyze, and approve or disapprove Seller's books and records, including, but not limited to, the accuracy thereof, and take into account the total economic viability of the transaction as it relates to Buyer's overall business plans."

      6. Section VI. H. Sellers' Retained Liabilities, Line 7: Delete "Effective Date of this Agreement" and insert "Close of Escrow."

      7.    Section VI. K. (3), Lines 2 through 5: Delete:

            "If such a letter is not received by Seller, or its agent, on or before the time specified in Section V. B., Buyer shall be deemed to have rejected one or more of the Inspection Items, and this Agreement shall terminate in its entirety and become null and void"

            Substitute in lieu thereof:

            "If such a letter is not received by Seller, or its agent, on or before the time specified in Section V. C., Seller has the right to demand such a letter from Buyer. Buyer shall deliver such letter within five (5) days of Buyer's receipt of notice of Seller's demand. If Buyer fails to deliver such an approval or disapproval letter, Buyer shall be deemed to have rejected one or more of the Inspection Items, and this Agreement shall terminate in its entirety and become null and void."

      8. Section IX. A., Line 1: Delete "to the extent covered by Insurance,".

      9.    Section XII, Lines 4 through 6: Delete:

            "In the event Buyer fails to notify Seller of Buyer's disapproval of the Phase I's or Phase II's within the time period set forth in Section V. B., Buyer shall be deemed to have rejected the Phase I's and/or Phase II's as not satisfactory."

            Substitute in lieu thereof:

            "If such a letter is not received by Seller, or its agent, on or before the time specified in Section V. C., Seller has the right to demand such a letter from Buyer. Buyer shall deliver such letter within five (5) days of Buyer's receipt of notice of Seller's demand. If Buyer fails to deliver such an approval or disapproval letter, Buyer shall be deemed to have rejected one or more of the Inspection Items."

     10. Except as shown above, there are no other corrections to the Agreement.

                                 ATTACHMENT

                    LETTER OF INTENT, ITEM 10 ALLOCATIONS

Location A: 1311 S. Lamar, Austin, Texas

Assets                   Owner                                Allocation

Land                     Cornett Limited Partnership          $   500,000
Building                 Cornett Limited Partnership            2,000,000
Equipment                Genie Car Wash, Inc. of Austin           200,000
Lease Improvements       Genie Car Wash, Inc. of Austin           100,000
Covenant                 Genie Car Wash, Inc. of Austin           100,000
Goodwill                 Genie Car Wash, Inc. of Austin         1,250,000

Location B: 1021 W. William Cannon Dr., Austin, Texas

Land                     Cornett Limited Partnership              500,000
Building                 Cornett Limited Partnership            2,000,000
Equipment                Genie Car Care Center, Inc.              200,000
Covenant                 Genie Car Care Center, Inc.              100,000
Goodwill                 Genie Car Care Center, Inc.            1,000,000

Location C: 7320 Burnet Road, Austin, Texas

Land                     Genie Car Service Center, Inc.           500,000
Building                 Genie Car Service Center, Inc.         2,000,000
Equipment                Genie Car Service Center, Inc.           200,000
Covenant                 Genie Car Service Center, Inc.           100,000
Goodwill                 Genie Car Service Center, Inc.         1,000,000

Total                                                         $11,750,000

                               TABLE OF CONTENTS

RECITALS ......................................................Page 1 of 26

PURCHASE AND SALE OF ASSETS ...................................Page 1 of 26

AMOUNT OF PURCHASE PRICE ......................................Page 3 of 26

PAYMENT OF PURCHASE PRICE & COMMISSIONS .......................Page 4 of 26

DOCUMENTS AND PHYSICAL INSPECTION .............................Page 5 of 26

ESCROW ........................................................Page 6 of 26

CONDITIONS PRECEDENT TO CLOSING ...............................Page 8 of 26

SELLER'S REPRESENTATIONS AND WARRANTIES ......................Page 10 of 26

BUYER'S REPRESENTATIONS AND WARRANTIES .......................Page 15 of 26

RISK OF LOSS .................................................Page 15 of 26

EMPLOYEES OF SELLERS .........................................Page 16 of 26

CLOSING ......................................................Page 16 of 26

ENVIRONMENTAL REPORTS ........................................Page 19 of 26

TAXES ........................................................Page 19 of 26

CONFIDENTIALITY OF AGREEMENT/PUBLICITY .......................Page 20 of 26

NON-COMPETITION AGREEMENTS ...................................Page 20 of 26

INDEMNITY/GUARANTY AGREEMENTS ................................Page 20 of 26

INTRODUCTION TO AND RETENTION OF CUSTOMERS ...................Page 21 of 26

OWNERSHIP OF EQUIPMENT .......................................Page 21 of 26

AMENDMENTS/WAIVERS ...........................................Page 21 of 26

ATTORNEYS' FEES ..............................................Page 21 of 26

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NOTICES ......................................................Page 22 of 26

TIME OF ESSENCE ..............................................Page 22 of 26

SEVERABILITY .................................................Page 22 of 26

EXHIBITS .....................................................Page 22 of 26

DILIGENCE, GOOD FAITH AND FURTHER DOCUMENTS ..................Page 22 of 26

SURVIVABILITY ................................................Page 23 of 26

ENTIRE AGREEMENT .............................................Page 23 of 26

ASSIGNMENT PROHIBITED ........................................Page 23 of 26

SUCCESSORS ...................................................Page 23 of 26

GOVERNING STATE LAW ..........................................Page 23 of 26

COUNTERPARTS .................................................Page 23 of 26

REMEDIES .....................................................Page 24 of 26

INTERPRETATION ...............................................Page 24 of 26

BENEFIT OF AGREEMENT .........................................Page 24 of 26

MISCELLANEOUS ................................................Page 24 of 26

                                   CAR WASH

                        ASSET PURCHASE/SALE AGREEMENT

This CAR WASH ASSET PURCHASE/SALE AGREEMENT ("Agreement") is made to be effective as of the Effective Date of Agreement set forth in Item 1 of Basic Purchase Information ("BPI") by and between the "Buyer" shown in BPI Item 2 and the Seller or Sellers (collectively "Seller") shown in BPI Item 3.

                                   RECITALS

A. Seller owns one or more car wash operations ("operations") on leased or fee simple property as set forth in BPI Item 4.

B. Seller desires to sell, and Buyer desires to buy, those operations and the items pertaining thereto which are set forth in BPI Item 5, "Elements to be Purchased."

THEREFORE, in consideration of the mutual covenants herein contained and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, and incorporating the above RECITALS in full, Buyer and Seller agree as follows:

                         PURCHASE AND SALE OF ASSETS

I A. Seller agrees to sell to Buyer, and Buyer agrees to purchase from Seller, on the terms and conditions and in the manner set forth in this Agreement, the following assets of the operations ("assets") :

                  (1) All of the furniture, fixtures, equipment, leasehold improvements, and specified tangible assets shown on Exhibit "A."

                  (2) Inventory. The most recent inventory taken by Seller is shown on Exhibit "B." Seller will provide an updated inventory immediately prior to Close of escrow.

         B. Seller represents that Exhibits "A" and "B" include each and every asset of Seller's entities and operations, other than cash on hand, life insurance policies owned by Seller, excluded accounts receivable and inter-company receivables, if any. These assets include, but are not limited to:

                  (1) Personal Property. All of Seller's right, title and interest in and to all Inventory, as defined and shown on Exhibit "B," equipment, machinery, tools, appliances, furnishings, furniture, goods held for resale, receivables, customer lists, supplies, telephone and computer equipment, and any other items used in connection with the business of owning, operating, and managing the operations in BPI Item 4 (collectively, "Personal Property"), free and clear of any and all liens, liabilities and encumbrances, and regardless of the location of such Personal Property, whether on or off the premises of any operation.

                  (2) Permits. All of Sellers' right, title and interest in, to and under all transferable permits, licenses, approvals or authorizations obtained from any governmental authority relating to the business of owning, operating and managing the operations ("Permits"), attached as Exhibit "C."

                  (3) Intangibles. All of Sellers' right, title and interest in, to and under all intangible personal property not otherwise described in this Section and relating to the business of owning, operating and managing the operations, including without limitation (a) all warranties in favor of Sellers; (b) all liens and security interests in favor of Sellers, together with any instruments or documents evidencing same; (c) all telephone numbers associated with the operations; and (d) all goodwill relating to the business of owning, operating, and managing the operations (collectively, "Intangibles"). Attached hereto as Exhibit "D" is a list of all Intangibles.

                  (4) Trade Names and Trademarks. Buyer shall have the exclusive use of Sellers' trade names and trademarks, and other business names owned and used by Seller, relating to the business of owning, operating, and managing car wash operations, for an indefinite period, which period shall terminate if, and only if, Buyer advises Seller in writing of Buyer's relinquishment of this right. Buyer's rights include the use of any and all derivatives and forms together with all trademarks, service marks, and logos of the foregoing names, whether or not registered and whether now owned or hereafter acquired, together with all trademark registrations of and trademark registration applications for the foregoing names, and all good will associated with any of the foregoing (collectively, "Trade Names & Trademarks"). Trade Names and DBAs are set forth in "Trade Names & Trademarks," BPI Item 6. Exhibit "E," attached, contains all of the documents relating to the use and entitlement of such Trade Names, Trademarks, DBAs and logos.

                  (5) Entitlement. Entitlement to any and all advertising campaigns and marketing or promotional materials; and any and all guarantees and warranties relating to the Inventory purchased hereunder (collectively, "Entitlements"). Notwithstanding the foregoing, to the extent Buyer redeems outstanding coupons issued by Seller, Seller will be charged back for the costs of such redemptions.

                  (6) Books and Records. Copies of all Books and Records relating to the business of owning, operating, and managing the operations, including without limitation all accounting, financial, employment, sales and other records (collectively, "Books and Records"). Seller shall be permitted to deliver originals of the Books and Records, in which event, Buyer agrees to provide Seller reasonable access to the Books and Records, including the copying thereof, and Buyer agrees to maintain said Books and Records for a minimum of seven (7) years following the Closing. Books and Records shall be promptly opened for Buyer's inspection upon execution of this Agreement. Transfer of Books and Records shall occur at Closing.

                  (7) Seller and Principals. "Seller" as used throughout this Agreement means an individual seller or, if there is more than one seller, all of the Sellers taken collectively or any one or more of the Sellers individually. "Seller" as used herein also means each and every principal of Seller, whether or not separately referenced. "Principal" as used herein means a shareholder owning 10% or more of a corporation or one who owns or has the beneficial interest in 10% or more of any entity, including family or other trusts, or one who is an officer, director, partner, member, or trustee of any entity. If there is more than one Seller, any provision which requires consent of Seller shall be construed so as to require only the consent of that Seller, or those Sellers, with an interest in the subject matter requiring consent. Such provision is not intended to confer any additional benefit or power on any Seller which does not have an interest in the subject matter or which is not the owner of the property/operation/stock for which consent is required. If there is more than one Seller, Principal or Guarantor, the liability of each, at all times, shall be joint and several.

         C. If leasehold interests are owned by Seller as lessee, for the premises on which certain operations are conducted, Seller shall transfer such leasehold interests pursuant to a valid assignment of lease and consent of lessor. Documents evidencing these leasehold interests are attached as Exhibit "F-1- Operating Leases." Documents evidencing the leases owned by Seller as lessor, if any, are attached as Exhibit "F-2-Seller's Leases." This Agreement is conditioned upon Buyer's review and approval of all leases attached as Exhibits "F-1" & "F-2." Buyer and Seller shall cooperate in obtaining each lessor's consent to transfer leased premises to Buyer.

         D. Fee Simple Interests in Real Property, if any, shall be transferred free and clear of all title defects and objections, security interests, liens, claims, charges and encumbrances of any nature whatsoever. All Fee Simple Interests in Real Property are set forth on the attached Exhibit "G" which includes:

                  (1) the real property and related operations
                  ("Seller's Land");

                  (2) all buildings, together with all other improvements owned by Seller, situated on Seller's Property as defined in Section IV, including all fixtures and other property owned by Seller permanently affixed thereto (the "Seller's Improvements");

                  (3) all Seller's Leases covering all or any portion of the Seller's Property and Seller's Improvements; and

                  (4) all other rights and appurtenances of Seller pertaining to the Seller's Property and Seller's Improvements, including, without limitation, any right, title and interest of Seller in and to adjacent streets, alleys or rights-of-way.

                           AMOUNT OF PURCHASE PRICE

II A. The total "Purchase Price" set forth in BPI Item 7 is based on the earnings before interest taxes, depreciation and amortization ("EBITDA"). The EBITDA shown in BPI Item 8 and the "Effective Capitalization ('Cap') Rate" in BPI Item 9, represents the sum of the purchase prices for all the operations to be purchased, all personal, real and intangible assets (other than Inventory), personal and corporate covenants not to compete, and the guaranties contemplated herein. "Allocations" of the purchase price for each operation and for the Covenants Not to Compete are shown on BPI Item 10. Inventory(which includes Seller's stock of gasoline, oil, lubricants, filters, detergents, parts, accessories and supplies) will be purchased at Seller's actual cost to third parties (excluding Sellers' overhead and operating expenses). Notwithstanding the foregoing, Buyer shall have no obligation to purchase slow-moving or obsolete items carried by Seller as inventory.

         B. The purchase price includes the physical assets in their condition at the time of sale, without further adjustment. Buyer and Seller acknowledge that the amount allocated to each asset represents its fair market value determined pursuant to an arm's-length negotiation. They further acknowledge that a tax attorney, accountant, or other qualified advisor has explained the tax consequences of the allocations to them. Buyer and Seller each agree to report the sale of the operations for federal income tax purposes in accordance with the allocations set forth in this Agreement.

                   PAYMENT OF PURCHASE PRICE & COMMISSIONS

III A. The purchase price for each Covenant Not to Compete is included in the Purchase Price and shall be disbursed at close of escrow.

         B. The purchase price for each of the operations purchased is payable in cash at close of escrow, less a "Hold-Back Percentage" specified in BPI Item 11 of the total purchase price (operations and Covenants). The hold-back shall be in effect for the Hold-Back Period specified in BPI Item 12. To the extent that the hold-back is depleted during the hold-back period by the "Hold-Back Depletion Amount" specified in BPI Item 13, or more, Seller shall immediately deposit sufficient funds to bring the amount held-back to its original level. Although the hold-back will terminate at the end of the Hold-Back Period, the guarantees, warranties and representations for which the hold-back was security, remain in effect for the "Guaranty Period" specified in BPI Item 14, further extended by the time during which a lawsuit could be brought relating to these items or, if a lawsuit or other legal proceeding has been commenced, until the final decision in such suit or proceeding. If a lawsuit or other legal proceeding is instituted during the Hold-Back Period, the funds shall not be released but shall be held until the final decision in such suit or proceeding. During the Hold-Back Period, the funds held back shall be in an escrowed deposit, in an interest-bearing account in one or more financial institutions approved by both Buyer and Seller. Risk of loss of funds while on deposit shall be with Seller and Seller shall receive all of the interest paid by each such institution while on deposit. Loss of funds shall in no way relieve Seller of its obligations hereunder and Seller represents and warrants that it has sufficient funds to meet its obligations.

         C. Buyer shall notify Seller and the manager of the escrowed account promptly upon receipt of notice that a claim has been made with respect to an item for which the hold-back is security. Seller shall have five (5) days to object to disbursement of hold-back funds to pay the claim. Objection must be in writing and state Seller's reasons for objecting. If no reason has been stated or if Seller has not objected, disbursement in accordance with Buyer's instructions shall be made immediately without any need for instructions from Seller with respect thereto. If Seller has objected, on a reasonable basis, and has brought suit, within 30 days of notice to Seller of the claim, to challenge the claim, Seller shall deposit the amount in dispute with the court, pending the final disposition of the lawsuit. Seller shall be liable to Buyer for all detriment suffered by Buyer during the pendency of the lawsuit.

         D. Buyer and Seller have utilized the respective services, if any, of those brokers, agents or finders listed in "Buyer's Broker" BPI
         Item 15 and "Seller's Broker" BPI Item 16 in connection with the sale of the assets relating to this Agreement. Each party agrees to pay its Agent's fee, at close of escrow, pursuant to their separate agreements with their Agents. Each party shall indemnify and hold the other party harmless from any and all claims, expenses, demands, actions and costs thereof arising in connection with this transaction to an Agent other than that Agent specified in the BPI as that party's agent. Each party represents and warrants that it has not employed any brokers or other representatives with respect to this transaction and that if any brokers or finders make such a claim, the employing party shall be solely responsible for any fees, commissions, claims, expenses, demands, actions and costs thereof, with respect thereto.

                       DOCUMENTS AND PHYSICAL INSPECTION

IV Seller shall immediately, or as soon as reasonably possible after the effective date hereof, deliver to Buyer the following "Inspection Items":

         A. Preliminary Owner's Title Policy binder for each of Sellers' Lands issued by the "Title Company" specified in BPI Item 17, dated not earlier than the Effective Date of this Agreement, showing the title to Seller's Lands with two (2) copies of all items referred to as exceptions therein.

         B. Two copies of all contracts, Operating Leases, Sellers' Leases, subleases, tenant and landlord assignments, rent rolls, Fuel Station Agreements (attached as Exhibit "H"), and documents which affect the ownership or operation of each Seller's Property (which as used herein includes Seller Lands and/or operations).

         C. Architectural drawings, plans and specifications as are available to Seller for the improvements on each Seller's Property.

         D. Two (2) copies of a current ALTA survey for each of the Seller's Lands prepared by a competent person or entity to be selected by Buyer. The survey shall be prepared according to the standards of Buyer, including certification of zoning status.

         E. Current financial statements for all tenants, if any, on each Seller's Property, to the extent that the tenants are obligated to provide any such information pursuant to the terms of Seller's Leases.

         F. Tax returns, operating and other financial statements, prepared in-house, or otherwise, for each Seller's Property for the three (3) most recent fiscal years. Seller agrees to allow Buyer or Buyer's agent to have access at Seller's applicable places of business and operations at reasonable times and hours to inspect, copy as needed at Buyer's expense, and audit Seller's files and records relating to the operations and to Seller's Property.

         G. Certificates of Occupancy for each Seller's Property.

         H. A current Zoning Certificate for each Seller Property, which Seller agrees shall be completed by the applicable governing municipalities to include the same terms and be in the same form and content as the Zoning Certificate attached hereto as Exhibit "I". Buyer will take steps to obtain this item, or otherwise confirm the zoning, and Seller will cooperate as necessary.

         I. Current tax receipts and insurance certificates for each Seller's Property.

         J. UCC searches of each Seller and Principal, in the county and state where each Seller's Property is located, relating to Seller's Personal Property and equipment being conveyed to Buyer, if applicable.

         K. MAI appraisals of each Seller's Property, if available.

         L. Other documents or reports reasonably required by Buyer in order to allow Buyer to complete its due diligence review and inspection of Seller's Property, including existing Phase I and Phase II reports.

                                      ESCROW

V A. Escrow ("escrow") shall be opened with the "Escrow Company" specified in BPI Item 18, upon execution of this Agreement. If this Agreement has not been fully executed and escrow has not opened by the "Escrow Opening Date" specified in BPI Item 19, this Agreement shall terminate and neither party shall have any further obligation to the other. This Agreement shall operate as the basis for escrow instructions, with the understanding that additional form instructions as required by escrow, which do not conflict with this Agreement, shall be executed by the parties. In the event of any differences between this Agreement and the escrow instructions, this Agreement shall prevail. The deposit of this fully executed Agreement, by either party, with escrow shall be deemed the opening of escrow, regardless of the date escrow forms are signed by the parties.

         B. Escrow shall take appropriate action to comply with bulk sales laws. Seller shall be solely responsible for all sales, use and transfer taxes.

         C. Each party shall pay its own attorney's fees. Escrow fees shall be split equally by the parties, except for extraordinary costs which are for the benefit, or at the sole request, of one party. Buyer shall deposit the sum, specified as the "Initial Deposit" in BPI Item 20, in escrow within 10 days of escrow's opening. Escrow shall immediately deposit said sum in an escrowed interest-bearing account. Interest from the sum so deposited shall be credited to Buyer until the last of the following: Buyer withdraws from the escrow, escrow closes, or the Initial Deposit becomes non-refundable. The interest so credited shall be used either to reduce the amount of Buyer's final deposit or shall be returned to Buyer if Buyer is entitled to a return of the Initial Deposit. After the number of "Days from Opening" specified in BPI Item 21 and provided that Seller has provided each and every item required by Buyer from Seller to complete its due diligence in accordance with the checklist provided by Buyer to Seller and provided each such item is provided within a time period which will allow Buyer to complete its due diligence, and provided Seller has not been notified of disapproval by

         Buyer of any element of the sale or that Buyer's contingencies have been satisfied or removed, the Initial Deposit in escrow will become non-refundable.

         Notwithstanding the preceding, the Initial Deposit again becomes refundable if, at any time, including after the number of "Days from Opening," any of the following occur:

                  (1) Purchase of land or change in lease terms are a condition of this Agreement and such purchase or change does not occur;

                  (2) Buyer disapproves of the state of Title or the ALTA survey;

                  (3) Buyer disapproves of the Phase I's or Phase II's;

                  (4) Information, financial and otherwise, supplied by Seller to Buyer is inaccurate; or

                  (5) Escrow fails to close and Buyer is not at fault therefor.

         At any time prior to the Initial Deposit becoming non-refundable, or upon written disapproval of the Phase I's or Phase II's, Buyer may withdraw from the escrow with no penalty or obligation to Seller. Buyer shall be under no obligation, and it shall not be deemed Buyer's fault if Buyer does not close escrow because of a failure of any condition in this Agreement. Further, notwithstanding the lack of obligation to close escrow upon a failure of a condition, it is specifically acknowledged by the parties that each and every condition required by Buyer is for Buyer's benefit only and Buyer has the absolute right to waive one or more or all conditions precedent, in Buyer's sole discretion, and proceed with close of escrow.

         If escrow fails to close due to fault of Buyer, the Initial Deposit is agreed to be LIQUIDATED DAMAGES and each party shall initial here to show their acceptance of this provision:
         ________________________________________________________[INITIAL
         HERE]. If escrow fails to close due to the fault of Seller, or if Seller attempts to withdraw from escrow at any time after escrow has opened, as defined herein, Buyer shall have the right to any and all remedies available at law or in equity, including, but not limited to, an action for specific performance or a declaratory judgment with respect to this Agreement.

         D. All personal property taxes applicable to the assets shall be prorated on a reasonable basis between Buyer and Seller as of the closing. Buyer and Seller agree to make payments to each other as of the closing, to the extent necessary to assure that both parties are reimbursed for the amount of any personal property taxes that arise with respect to time periods during which the assets were owned by the other party.

         E. The balance of the Purchase Price, adjusted for allocations or credits as set forth in this Agreement, shall be deposited prior to the scheduled closing date. The price payable for Inventory shall be added to the purchase price. Upon Closing, the Initial Deposit, together with all interest accrued thereon, shall be applied as a credit to the Purchase Price.

                         CONDITIONS PRECEDENT TO CLOSING

VI A. Performance of Obligations. Seller shall have performed all of the obligations under this Agreement to be performed by Seller prior to the Closing.

         B. Delivery of Items. Seller shall have executed and delivered to Buyer all of the items referred to in this Agreement, including, without limitation, the Guaranties and the Non-Competition Agreements required in accordance with this Agreement. Buyer may use all or any portion of the name by which the operations are known for an unlimited time. Seller shall provide Buyer with all necessary documents to secure such rights to Buyer. Seller shall transfer to Buyer all relevant telephone numbers and telephone book ads, plus art work or copy necessary for same and shall promptly execute all documents necessary to secure and retain said items. In the absence of any specified time period for production of items for Buyer, the applicable time period shall be 3 business days from opening of escrow.

         C. Consents. In connection with the sale of assets in this Agreement, Seller shall obtain and deposit into escrow, prior to Closing, all required consents of third parties to this purchase transaction, including without limitation, Fuel Companies listed on BPI Item 22; all of Seller's lessors; and Seller's spouses, whose consents shall be in the form attached hereto as Exhibit "J".

         D. Inventory. Seller shall maintain the Inventory at its current level.

         E. Creditors. Seller shall have paid or otherwise satisfied in full all creditors of Seller, relating to Sellers' prior ownership and operation of the assets. Additionally, without limiting the foregoing, all Taxes, as described in this Agreement, shall have been paid in full or otherwise satisfied by Sellers.

         F. Failure of Condition. In the event that any condition set forth in this Agreement is not satisfied prior to the Closing, all deposits shall be fully refundable to Buyer, without the need of any oral or written approval from Seller, on the Closing Date.

         G. Sales & Other Taxes. Seller shall be solely liable and responsible for the payment of any sales, use and other transfer-type taxes that may be payable by reason of the sale of the assets by Seller to Buyer pursuant to this Agreement. In connection with the foregoing, Seller hereby agrees to completely and unconditionally indemnify, defend and hold Buyer completely harmless from and against any liabilities, obligations, claims, damages, costs and expenses (including attorneys' fees) associated with or arising out of Seller's obligation to pay all sales, use and other transfer type taxes. Sellers' obligations under this section shall be part of Sellers' Retained Liabilities as described below.

         H. Sellers' Retained Liabilities. Buyer shall assume all debts and obligations shown on Exhibit "K." Except as specifically provided otherwise in Exhibit "K", Buyer has not agreed to assume, and shall not have any liabilities or obligations with respect to any of Seller's liabilities or obligations, arising in connection with the use, operation and management of Seller's operations, whether direct, indirect, absolute, accrued, contingent or otherwise, and under no circumstances is Buyer assuming any responsibility or liability to warrant any products sold by Seller or to perform any warranty work on any products sold by Seller before, on or after the Effective Date of this Agreement ("Sellers'

         Retained Liabilities"). Except as otherwise provided in this Agreement, Seller shall be solely liable and responsible for all of Seller's Retained Liabilities, and hereby agrees to completely and unconditionally indemnify, defend and hold Buyer completely harmless from and against any liabilities, obligations, claims, damages, costs and expenses (including attorneys' fees) associated with or arising out of Sellers' Retained Liabilities.

         I. Shareholders' and Directors' Consent. The obligations of Seller hereunder are conditioned upon the necessary approval by the appropriate persons or entities, including the Boards of Directors, shareholders, partners, members, or other persons who by law or agreement are entitled to consent or object to the subject transactions, which condition precedent shall be satisfied on or before the "Consent Date" specified in BPI Item 23.

         J. Seller's Operational Obligations Pending Closing.  Seller shall:

                  (1) carry on Seller's operations with respect to Seller's Property in accordance with sound business practice and, without the approval of Buyer, not introduce any new method of management, operation or accounting with respect to any Seller's Property;

                  (2) maintain each Seller's Property in its present condition subject to normal wear and tear, and, without limiting the foregoing, not diminish the quality or quantity of maintenance and upkeep services heretofore provided to Seller's Property;

                  (3) not commit any default under any lease, mortgage financing, license, permit, contract, or any other agreement in any way relating to or connected with Seller's Property;

                  (4) pay off, in full, any and all existing loans relating to Seller's Property so that there will be no loan encumbrances or liens from any lenders relating to Seller's Property at Closing. Seller shall pay all fees and costs necessary to release all loans and applicable liens, including, but not limited to, any prepayment penalties;

                  (5) not grant or permit any new encumbrances on or about Seller's Property, including, but not limited to, any new service contracts, title matters or leases or amendments thereto, without the prior written consent of Buyer. Seller shall not undertake or omit to undertake any other act which may have a materially adverse impact on Seller's Property;

                  (6) have pits/interceptors cleaned no more than sixty (60) days prior to Close.

                  (7) promptly provide all documents reasonable or necessary, or requested by Buyer, to complete Buyer's due diligence;

                  (8) make full disclosure of all matters, known to Seller, which might have an effect upon the business or operation being purchased;

                  (9) facilitate Buyer's, or its representative's, inspection of Seller's Property and operations throughout the escrow.

         K. Inspection and Termination Rights. The Closing of this Agreement shall be totally contingent upon the satisfaction of the following conditions:

                  (1) Review and approval by Buyer's accountant of all financial information relative to Seller and Seller's Guarantors. Financial information will include, but is not limited to, the past 3 years' tax returns, balance sheets, profit and loss statements, and credit reports;

                  (2) Buyer's accountants' approval of the books, records, existing contracts relating to stock, if any, which is part of this Agreement, the operations, and the schedule of physical assets.

                  (3) Seller, or its agent, receiving a letter from Buyer outlining Buyer's approval or disapproval of all Inspection Items. If such a letter is not received by Seller, or its agent, on or before the time specified in Section V. B., Buyer shall be deemed to have rejected one or more of the Inspection Items, and this Agreement shall terminate in its entirety and become null and void. If Sellers receive a letter from Buyer disapproving or objecting to any of the Inspection Items, Seller shall have the time period specified in Buyer's notice to cure all of the objections and disapproved Inspection Items to the sole satisfaction of Buyer or inform Buyer of its unwillingness to cure. If any of the disapproved Inspection Items are not cured by Seller within said time period (or if Seller is unwilling to cure), then Buyer shall have the right to exercise one of the following options:

                           (a) terminate this Agreement in its entirety by giving Seller written notice in which event this Agreement shall become null and void; or

                           (b) accept the condition of the disapproved
                           Inspection Items "As Is" by giving written notice to the Seller of the same and close on Seller's Property subject to all of the other terms and conditions of this Agreement.

                   SELLER'S REPRESENTATIONS AND WARRANTIES

VII A. Each Seller, and Principal, jointly and severally, hereby represents and warrants to Buyer that the statements contained in this Agreement and its Exhibits and Addenda are true, accurate, complete, and not misleading in any material respect, as of the Effective Date and further hereby represents and warrants that each and every one of the following shall be true and correct as of the Closing Date:

                  (1) Seller has good, valid and marketable title to stock, if any, which is included in this transaction, all of the Real Property, all of the Personal Property that is part of the assets, and the Trade Names or Trademarks as described herein, free and clear of all title defects and objections, security interests, liens, pledges, claims, charges, restrictions and encumbrances (except as shown, and approved by Buyer, in the preliminary title report) of any nature whatsoever, including without limitation, leases, mortgages, conditional sales agreements, collateral security arrangements, and other title or interest retaining arrangements, whether absolute, accrued, contingent or otherwise (collectively "Encumbrances"), other than liens for Taxes currently accrued but not yet due and payable. All of the assets are in operating order as necessary to conduct the operations currently being conducted and as conducted on the

                  Closing Date. Except as otherwise specifically set forth in this Agreement, Seller has complete and unrestricted authority and the unqualified right to sell, assign, convey and transfer the assets to Buyer, and upon the consummation of the transactions contemplated by this Agreement, Buyer will have acquired good, valid and marketable title to stock, if any, which is included in this Agreement, and to each of the assets, free and clear of all Encumbrances.

                  (2) The Inventories that are part of the assets are usable and saleable in the ordinary course of business, and are accounted for by Seller at the lower of cost or market, and in accordance with generally accepted accounting principles applied on a consistent basis.

                  (3) There is no fact, circumstance or event that could result in claims, actions, suits, disputes, investigations, arbitrations and other proceedings of any kind, existing, pending or threatened, that involve, affect or relate to Seller (or any of its directors, officers or employees), or Principals, in connection with the operations, business and affairs of Sellers. There are no agreements, decrees, orders, or injunctions of or with any court or governmental entity outstanding against Sellers.

                  (4) All structures and improvements on Seller's Property have been constructed and installed in a good and workmanlike manner and in full compliance with all applicable laws, conditions and restrictions affecting Seller's Property.

                  (5) Each Seller Property is properly zoned for the improvements situated thereon.

                  (6) There are no threatened, existing or pending litigation, judicial, administrative, or arbitration hearings, claims, condemnations, or sales in lieu thereof, contracts of sale, options to purchase or rights of first refusal with respect to any aspect of Seller's Property, or stock, nor have any such actions, suits, proceedings, claims, or other such matters been threatened or asserted.

                  (7) Other than as set forth on Exhibit "L", there are no service contracts relating to any Seller's Property which cannot be terminated within thirty (30) days notice by Seller or by Buyer, upon Buyer becoming the owner of Seller's Property.

                  (8) Seller has received no notice and has no knowledge of any pending improvements, liens, or special assessments to be made against any Seller's Property by any governmental authority.

                  (9) There are no unpaid bills or claims in connection with the construction of, or any repairs to, Seller's Property.

                  (10) Seller's Leases and Operating Leases for each leased premise is in good standing and Seller is not in default thereon. Seller has made, or will make, on or before the Effective Date, all payments due to the lessor of each leased property in connection with the Operating Leases for the occupancy period up to and including Close of escrow.

                  (11) Seller remains responsible for repairing any damage caused to Seller's Property, accruing prior to Closing, for which Seller would be liable to repair under the terms of any leases, and for any damage caused to Seller's Property accruing on or after Closing directly attributable to actions by Seller and Principals prior to Closing.

                  (12) There has been no hazardous waste dumped or deposited on Seller's Property and no hazardous waste exists thereon. There are no hazardous materials, including asbestos, existing on Seller's Property and each of the items (a) through (i) immediately below are correct. If any such hazardous waste or material is found to exist thereon, Seller shall be given the opportunity to accept full responsibility for the removal of such waste or material, at Seller's sole cost and expense, and indemnify Buyer relating to any damages or costs associated with the presence of such waste or material, or the removal thereof. In the event Seller rejects such opportunity, Buyer shall have the choice of eliminating the hazardous waste or hazardous material site, or the stock which represents ownership of the site, from the purchase and deducting the allocations of the purchase price attributable to such site; completing the purchase of all properties, but deducting the clean-up cost from the purchase price; or terminating this transaction in its entirety without any liability to Seller and with re-entitlement to the Initial Deposit.

                           (a) Seller has not received any notification from a governmental agency pursuant to the Comprehensive Environmental Response, Compensation and Liability Act, as amended (including without limitation, any amendments added by the Superfund Amendment and Reauthorization Act of 1986), or pursuant to any other law pertaining to waste materials, hazardous materials or substances, pollutants or other such matters affecting the environment, and Seller is not aware of any facts or circumstances which could give rise to a violation of any such laws in the future.

                           (b) If this Agreement includes sites which do not currently have tanks on them, Seller has not placed any underground tanks on such sites, and Seller is not aware of any underground tanks existing on such sites.

                           (c) There has been no release, emission or discharge into the environment of waste materials, hazardous substances, hazardous wastes, air pollutants, or toxic pollutants, as defined under any applicable legal requirement (including, without limitation, any leakage from any tank), and that none has occurred or is occurring in connection with the business and operations of Seller, except such that have been remedied and subsequently approved by the appropriate governmental agency.

                           (d) No asbestos or asbestos-containing materials are installed on, used on, or incorporated into Seller's Property. No polychlorinated biphenyls are used in any electrical transformers, capacitors, fluorescent light fixtures or in any other manner whatsoever on any real property leased or used by Seller.

                           (e) Seller has at all times complied, and is currently in compliance, with all requirements of the Safe Drinking Water and Toxic Enforcement Act of 1986.

                           (f) Seller has not at any time, now or in the past, engaged in any environmental cleanup, or any other remediation, except such that have been approved by the appropriate governmental agency.

                           (g) Seller has never violated and is not currently in violation of any applicable federal, state, county or local statutes, laws, regulations, rules, ordinances, codes, licenses, or permits of any governmental authorities relating to environmental matters, including radiation safety, in connection with the ownership, use, maintenance, or operation of any of Seller's assets or the conduct of Seller's business or operations.

                           (h) There are no statutes, laws, orders, ordinances, codes, licenses, permits, rules or regulations relating to environmental matters, that would require any work, repairs, construction or capital expenditures of a material nature (10% or more of the purchase price allocated to the affected Seller's Property) with respect to any of the facilities, equipment or other assets of Sellers.

                           (i) Seller have not received any notices of any violation in connection with any of the matters described in this section.

                  (13) There are no condemnation or eminent domain proceedings pending or contemplated against any Seller's Property or any part of a Seller's Property and Seller has received no notice, oral, written or constructive, of the desire of any public authority or any other entity to take or use any Seller's Property or any part of a Seller's Property.

                  (14) Each Seller is not a "foreign person" within the meaning of Section 1445 of the Internal Revenue Code of 1986, as amended.

                  (15) Each Seller is fully empowered to enter into this transaction and execute all of the documents related to this transaction as such pertains to its respective stock and Seller's Property.

                  (16) Each entity listed on BPI Item 3 as Seller, is organized, existing and in good standing under the laws of the State in which it was formed and is in good standing and qualified to conduct business in the state in which it is doing business. Seller is in good standing as certified by both the relevant corporation commission and the duly authorized taxing authority for the State in which Seller is conducting the operations which are the subject of this Agreement.

                  (17) The shareholders, owners of beneficial interests, members, partners, and trustees of each corporate or other entity are listed on BPI Item 3 They are the sole owners of the stock and operations, and no other person has any claim, right, title to, or interest in, these operations.

                  (18) Seller has no material undischarged obligations affecting the operations or assets being sold pursuant to this Agreement, other than obligations arising in the usual and regular course of business and listed in the attached document marked Exhibit "K."

                  (19) Seller has paid, or shall pay, all taxes owed by Seller on account of the operations.

                  (20) The books of account for the operations constitute a complete record of the financial affairs of each operation and accurately set forth all liabilities, assets, and other matters regarding the financial condition of the operations.

                  (21) The purchase and sale will not conflict with or violate any agreement or law to which Sellers, the stock, if any, which is part of this transaction, or the operations are subject.

                  (22) Neither the execution and delivery of this Agreement or the Other Documents (defined in "23" below), nor the transfer of stock, nor the consummation of any of the transactions contemplated by this Agreement or the Other Documents, nor compliance by Seller and/or the Principals with any of the provisions thereof, will require any consent, approval, authorization or permit from, or any notice, registration or filing to or with, any governmental or regulatory authority or any other third party, except as specifically set forth herein in VI. C. - Consents.

                  (23) Seller and each signatory have the complete and unrestricted right, power, authority and capacity to (a) execute and deliver this Agreement and every other document executed and delivered by Seller in connection with this Agreement ("Other Documents"); (b) sell and transfer the assets to Buyer; and (c) carry out and perform each of Seller's obligations pursuant to this Agreement and the Other Documents.

                  (24) All corporate, limited liability company, partnership, member, partner and shareholder authority, approvals, actions or proceedings necessary on the part of Seller to authorize this Agreement or any of the transactions contemplated hereby, will have been obtained prior to the "Consent Date" in BPI Item 23.

                  (25) This Agreement and the Other Documents have been or will be duly and validly executed and delivered by Seller and Principals (as applicable); and when executed and delivered constitute legal, valid and binding obligations of Seller, enforceable in accordance with their terms.

                  (26) Neither the execution and delivery of this Agreement or the Other Documents, nor the consummation of any of the transactions contemplated by this Agreement or the Other Documents, nor compliance by Seller with any of the provisions thereof, will:

                           (a) Violate, conflict with, or result in a breach of any of the provisions of; constitute a default (or an event which, upon notice or lapse of time or both, would constitute a default) under; result in the termination or cancellation of; accelerate the performance required by; or result in the creation of any lien, security interest, charge or encumbrance upon any of the assets under any provision of the Articles, the Bylaws, the Operating Agreement, or any note, bond, mortgage, indenture, deed of trust, lease, license or any other agreement or obligation to which Seller is a party, or by which Seller or any of the assets may be bound or affected; and

                           (b) Violate or conflict with any order, writ, injunction, decree, judgment, permit, license, law, rule, regulation or ordinance applicable to Seller or any of the assets.

                  (27) If this Agreement includes a purchase of stock, that stock is not subject to any restrictions on transfer, governmental or private, rights of first refusal, voting trusts, proxy agreements, or any other shareholder rights, member rights, third party rights, or other governmental restrictions.

                    BUYER'S REPRESENTATIONS AND WARRANTIES

VIII A. Buyer is duly organized, validly existing and in good standing under the laws of the state in which it was incorporated or formed.

         B. Buyer has the complete and unrestricted right, power, authority and capacity to (1) execute and deliver this Agreement and every other document executed and delivered by Buyer in connection with this Agreement ("Additional Documents"); and (2) carry out and perform each of Buyer's obligations pursuant to this Agreement and the Additional Documents.

         C. Any corporate, limited liability company, shareholder and member authority, approvals, actions or proceedings necessary on the part of Buyer to authorize this Agreement or any of the transactions contemplated hereby, will have been obtained prior to the Closing.

         D. This Agreement and the Additional Documents have been or will be duly and validly executed and delivered by Buyer, and when executed and delivered will constitute legal, valid and binding obligations of Buyer, enforceable in accordance with their terms.

                                 RISK OF LOSS

IX A. Until the Closing, to the extent covered by Insurance, Seller shall bear all risk of loss, injury, damage, or destruction of the assets of the operations. If any loss, injury, damage, or destruction substantially impairs the value of the operations prior to the closing, Buyer must give written notice to Seller, within 7 days after Buyer has received notice of the damage or destruction, of Buyer's election to choose one of the following: (1) terminate this Agreement, in which event this Agreement shall become null and void;
         (2) extend the Closing Date to a reasonable time, which time shall not exceed ninety (90) days, in order to enable Seller to repair such damage to Seller's Property, and in such an event, Seller shall promptly repair such damage, and such damage shall be repaired so that the Seller's Property will conform to the representations and warranties contained herein; or (3) proceed to closing and receive an assignment of applicable insurance proceeds. For purposes of this Section, "substantially impairs" means that the cost of restoring the assets to their condition as of the date of execution of this Agreement is ten percent (10%) or more of the purchase price allocated to the Seller's affected Property. After the closing, the Buyer shall bear all risk of loss, injury, damage, or destruction of the assets.

         B. The risk of loss until Closing due to condemnation by eminent domain from an applicable governmental authority shall be borne by Seller. In the event any portion of Seller's Property is condemned or is planned to be condemned by an applicable governmental authority prior to Closing, Buyer shall have the right to exercise one of the following options: (1) terminate this Agreement in its entirety by giving written notice to Seller within ten (10) days after Buyer receives notice of said condemnation from Seller in which event this Agreement shall become null and void; or
         (2) Buyer may accept Seller's Property in its condemned state, "As Is," and proceed to close on Seller's Property according to the remaining terms of this Agreement. In this event, Buyer shall be entitled to all the proceeds awarded relating to said condemnation.

                             EMPLOYEES OF SELLERS

X Buyer and Seller agree that Buyer has no obligation to hire employees of Seller in connection with this Agreement. Should Buyer desire to hire one or more of Seller's employees, Seller agree to terminate, upon Buyer's request, such employees, and Seller shall pay all outstanding wages, benefits, accrued vacation and sick pay, and related employment taxes, upon termination.

                                   CLOSING

XI A. Time and Place. The performance of all matters to be performed upon the closing of the purchase and sale of the assets or stock contemplated by this Agreement ("Closing"), shall take place at the escrow offices on or before the "Date for Close of Escrow" specified in BPI Item 24, or at such other time and place as Seller and Buyer agree in writing. For purposes of this Agreement, the term "Closing Date" or "Closing" means the date upon which the Closing actually occurs.

         B. Delivery of Instruments. Within the time periods set forth elsewhere in this Agreement, or, if none are specified, in sufficient time to meet all obligations of this Agreement, but, in any event, prior to the date scheduled for Closing, Seller shall deposit in escrow or deliver to Buyer the following items which shall be in the form and substance satisfactory to Buyer:

                  (1) Special Warranty Deed for each Seller's Land.

                  (2) ALTA (extended form) Owner's Title Policy for each Seller's Land (the "Owner's Title Policies") issued by the Title Company, in the full amount of the Purchase Price allocated to that Land, containing no exceptions to title other than the standard printed exceptions (provided that the area and boundaries exceptions shall be amended, restrictive covenants endorsed "none of record", taxes endorsed "not yet due and payable", the parties in possession endorsed "pursuant to written leases," and there shall be no exception for visible and apparent easements on roads and highways), and any exceptions which have been approved by Buyer in writing, which shall include, but not be limited to, the following five (5) standard title endorsements:

                             100    Assurance against loss from
                                    violations of the Reciprocal Easement,
                                    Covenants and Restrictions Agreement
                                    ("REA") and other matters if such REAs or other matters encumbering each Seller's Lands.

                             116.4  Assurance that each of the parcels
                                    of land described in the policy and the
                                    REA are contiguous parcels, if
                                    applicable.

                             103.6  Assurances that the improvements on
                                    each of the Seller's Lands do not
                                    encroach onto any easement.

                             103.7  Assurance that each of the Seller's
                                    Lands abuts on and has access to a
                                    physically open street as identified in
                                    the endorsement.

                             116.1  Assurance that the property
                                    described, for each Seller's Lands, in
                                    the policy is the same property as shown on the survey.

                  The Owner's Title Policies shall include any other endorsement which may be required by Buyer to cure a title objection, provided Buyer is solely responsible for the additional costs, if any, of any such endorsement.

                  (3) Original copies of the Operating Leases and Seller's Leases, and their respective subleases, if any, and all of the original amendments and guarantees relating thereto together with valid assignments of lease/s, executed by Seller and acknowledged before a notary public, assigning to Buyer all Seller's interests under the lease/s and valid consents to the assignments executed and acknowledged by the respective lessors.

                  (4) Evidence that those acting for Seller, have full authority to consummate this transaction in accordance with the terms of this Agreement, as modified through Closing, including, but not limited to, an opinion of Seller's counsel(s) and certified copies of the resolutions authorizing this transaction.

                  (5) An affidavit that all charges related to each Seller's Property, as of the Closing, have been paid in full, except that any charges which have not been paid in full relating to services to any Seller's Property which were performed on or prior to the Closing shall be credited by the Seller to the Buyer at Closing.

                  (6) All original warranties and guarantees, which the Seller has received in connection with any work or services performed or equipment installed on Seller's Property, together with a duly executed assignment and assumption thereof to Buyer in a form acceptable to Buyer.

                  (7) All keys relating to each Seller's Property.

                  (8) All other documents or instruments which affect title to, or possession of, Seller's Property and/or which are necessary to transfer or assign the same to Buyer or to complete the Closing.

                  (9) Bill(s) of sale, in the form of Exhibit "M" executed by Sellers, conveying to Buyer all the assets described in
                  Section 1 of this Agreement.

                  (10) Certificates from the appropriate state governmental entity showing that no amounts are due from Seller, on account of the operations, for unemployment compensation insurance contributions, disability compensation insurance contributions, or state income taxes withheld from employee wages.

                  (11) A counterpart copy of each of the Guaranty Agreements, duly executed by Seller and Principals.

                  (12) A counterpart copy of each of the Non-Competition Agreements, duly executed by Seller and those Principals designated by Buyer.

                  (13) Resolutions of the Boards of Directors of Sellers, approving Seller's execution and delivery of this Agreement, and Seller's performance of all of the obligations of Seller pursuant to this Agreement.

                  (14) A certificate duly executed by Seller stating that (a) all of the representations and warranties made by it in this Agreement or in the Other Documents are true, accurate and not misleading in any material respect as of the Closing Date, and (b) Seller has performed all of its respective obligations required to be performed prior to the Closing Date.

                  (15) At the Closing, Seller will place Buyer in complete possession of all stock (if applicable), assets and all records of Seller that are part of the assets.

         C. Deliveries of Buyer at the Closing. At the Closing, Buyer shall deliver the following items to Seller:

                  (1) A counterpart copy of each of the Non-Competition Agreements duly executed by Buyer;

                  (2) The Purchase Price required to be paid pursuant to
                  Section II.A.

                  (3) Any other items required to be delivered by Buyer to Seller, upon the Closing, pursuant to this Agreement.

         D. Prorations. Buyer and Seller shall prorate all of the following, on the basis of 30-day months, as of 12:01 A.M. Pacific Daylight time on the date specified in BPI Item 24 for the Closing:

                  (1) All personal and real property taxes levied or assessed against any of property subject to this Agreement, for the current tax year, based on the amount shown on the latest tax bill.

                  (2) All premiums on insurance policies insuring the operations or the assets subject to this Agreement that have been approved by and are being transferred to Buyer.

                  (3) The lease payments/rents of the Operational Leases, if any.

                  (4) The lease payments/rents, security deposits and advance payments of Seller's Leases, if any.

                  (5) The charges or prepayments on any assumed contracts.

         E. Seller's Closing Costs. At Closing, Seller shall pay (1) the premiums for the Owner's Title Policies and shall be reimbursed by Buyer for the survey costs necessary to procure the same, (2) documentary transfer, deed, stamp or other similar taxes, (3) one-half of the escrow fees, (4) Broker's Fees/Commissions, and (5) Seller's attorneys' fees in connection with the preparation of this Agreement and carrying out the transaction described herein.

         F. Buyer's Closing Costs. At Closing, Buyer shall (1) pay one-half of the escrow fees, (2) reimburse seller for ALTA survey costs, (3) Broker's Fees/Commissions, and (4) pay Buyer's attorneys' fees in connection with the preparation of this Agreement and carrying out the transaction described herein.

                            ENVIRONMENTAL REPORTS

XII Buyer shall obtain, at its expense, current Phase I Environmental Audits ("Phase I's") and/or Phase II Environmental Audits
         ("Phase II's"), each to be performed by an individual or company of its choice, for each Seller's Property. Seller shall obtain any required Lessor's consent for Buyer to perform the Phase I's or Phase II's with respect to leased property. In the event Buyer fails to notify Seller of Buyer's disapproval of the Phase I's or Phase II's within the time period set forth in Section V. B., Buyer shall be deemed to have rejected the Phase I's and/or Phase II's as not satisfactory. If escrow does not close by reason of Seller's fault, Seller shall reimburse Buyer for all Phase I and Phase II reports. In the event Buyer notifies Seller that Buyer is not satisfied with the Phase I's or Phase II's, Buyer shall have the right to exercise one of the following options:

                  (1) request Seller to cure (at Seller's option), within a reasonable time and to Buyer's satisfaction, all objections to Phase I's or Phase II's. Buyer shall advise Seller, what Buyer determines to be a reasonable time under the circumstances. If Seller decide not to cure, then Buyer may choose to

                  (2) terminate this Agreement in its entirety by giving Seller written notice in which event this Agreement shall become null and void; or

                  (3) accept environmental condition "As Is" by giving written notice to Seller of the same and close on the Seller's Property subject to all of the other terms and conditions of this Agreement being satisfied.

                                    TAXES

XIII For purposes of this Agreement "Taxes" means any federal, state, local or foreign, income, alternative or add-on minimum, business, employment, franchise, occupancy, payroll, property, sales, transfer, use, withholding or other tax, levy, impost, fee, imposition, assessment or similar charge, together with any related additions to tax, interest, penalty or fine thereon; and (b) "Returns" means all returns, (including without limitation, information returns and other material information), reports, and forms relating to Taxes. Seller has duly filed all Returns required to be filed by Seller with regard to tax periods ending on or before the Closing Date. All such Returns are accurate and complete and were prepared in conformity with all applicable laws and regulations. Seller has duly paid in full all

         Taxes shown to be due on such Returns or otherwise assessed against Seller, and has made adequate provision (by the establishment of reserves or otherwise) for all Taxes relating to or arising in connection with any tax period ending on or before the Closing Date. There are no tax liens upon the assets. There are no outstanding agreements or waivers by Seller for the extension of time for the assessment of any Taxes. Seller is not a party to any pending action or proceeding by any governmental authority for the assessment or collection of any Taxes, and no claim for assessment or collection of any Taxes has been asserted against Seller that has not been paid. There are no pending or threatened audits, investigations, or claims for or relating to any liability regarding Seller's obligations to pay Taxes. Seller shall be solely liable and responsible for all of Seller's Taxes, and hereby agrees to completely and unconditionally indemnify, defend and hold Buyer completely harmless from and against any liabilities, obligations, claims, damages, costs and expenses (including attorneys' fees) associated with or arising out of Seller's Taxes.

                     CONFIDENTIALITY OF AGREEMENT/PUBLICITY

XIV The terms and conditions of this Agreement are and shall at all times remain confidential, both before and after Closing, and before and after any termination hereof. No provision of this Agreement shall be disclosed by any party without the prior written consent of all of the other parties. All publicity concerning the transactions contemplated by this Agreement shall be jointly planned and coordinated by Buyer and Seller. No party shall permit the dissemination of any publicity regarding the transactions contemplated by this Agreement without the prior written consent of the other parties. Any consents requested or otherwise required pursuant to this Section XV shall not be unreasonably withheld by any party.

                          NON-COMPETITION AGREEMENTS

XV In connection with the sale of these operations and sales of stock, and prior to Closing, Seller and those Principals designated by Buyer, and any other individuals or companies listed in BPI Item 3 shall execute and deliver respective non-competition agreements in the form of Exhibits "N-1-Non-Competition-Corporate" and "N-2-Non-Competition-Individual" to this Agreement (collectively "Non-Competition Agreements" and individually "Non-Competition Agreement-Corporate," and "Non-Competition Agreement-Individual"). As additional consideration for this Agreement and pursuant to their respective Non-Competition Agreements, Seller and Principals agree that they shall not directly or indirectly compete with Buyer or carry on or engage in the operation of a car wash within the "Non-Compete Area" for the "Non-Compete Period" each of which is specified in BPI Item 25.

                        INDEMNITY/GUARANTY AGREEMENTS

XVI Except as otherwise expressly provided in this Agreement, Seller and Principals shall indemnify Buyer and hold Buyer's property, including the property described in this Agreement, harmless from any and all expenses, claims, losses, damages, injuries, and liabilities ("Loss") arising from or on account of Seller's operations or Seller's lease or ownership of any of the property described in this Agreement. Seller and Principals shall execute Guaranty Agreements as set forth in Exhibit "O."

                  INTRODUCTION TO AND RETENTION OF CUSTOMERS

XVII Pending the closing, Buyer shall have the right, during normal business hours, at times, and under conditions agreed upon by Seller, to frequent the locations where Seller conducts its operations. Seller shall use its best efforts to introduce Buyer to Seller's customers and others with whom Seller does business in connection with its operations, as Seller's successor to the practice. Seller shall, in every manner encourage its present and former customers and suppliers to frequent Buyer's operations or otherwise conduct business with Buyer.

                            OWNERSHIP OF EQUIPMENT

XVIII All of the equipment is owned by the companies listed as Seller. Seller represents that none of the equipment is leased.

                              AMENDMENTS/WAIVERS

XIX This Agreement may be amended, supplemented, modified or rescinded only through an express written instrument signed by all the parties or their respective successors and assigns. Either party may specifically and expressly waive in writing any portion of this Agreement or any breach hereof, but no such waiver shall constitute a further or continuing waiver of any preceding or succeeding breach of the same or any other provision. The consent by one party to any action for which such consent was required shall not be deemed to imply consent or waiver of the necessity of obtaining such consent for the same or similar acts in the future. All remedies, rights, undertakings, obligations and agreements contained in this Agreement shall be cumulative, and none of them shall be in limitation of any other remedy, right, undertaking, obligation or agreement of any party, except as set forth in the liquidated damages clause. The failure by any party hereto at any time to enforce any of the provisions of this Agreement, or to require at any time performance of any of the provisions hereof, shall in no way be construed to be a waiver of such provisions or to affect either the validity of this Agreement or the right of any party to thereafter enforce each and every provision of this Agreement. UNDER NO CIRCUMSTANCES SHALL A GUARANTOR HAVE THE RIGHT TO APPROVE, NOR SHALL THERE BE ANY NEED FOR APPROVAL OF, ANY WRITTEN MODIFICATION OF THIS AGREEMENT OR ANY AMENDMENTS HERETO.

                               ATTORNEYS' FEES

XX In the event that any party brings a legal action or proceeding to enforce the obligations of this Agreement or to exercise any of its rights or remedies, or if any party is required to defend the validity or enforceability of the obligations of this Agreement in any action or proceeding, the prevailing party shall be entitled to an award of its attorneys' fees and costs and expenses incurred in bringing or defending the action or proceeding, regardless of the forum in which the resolution is determined and regardless of whether such legal action is prosecuted to judgment.

                                   NOTICES

XXI Notices shall be written and deemed given when personally delivered or 3 days after deposit in the U.S. Mail, registered or certified, return receipt requested, or on date signed for when sent by expedited mail or courier service where receipt can be confirmed, and addressed to the parties or guarantors at their respective addresses specified in BPI Item 26, subject to change by written notice. Notices may also be given and will be effective as of the first business day following the date of transmission if (i) sent over electronic transmitting devices, such as facsimile, Telex, telecopy machines, and computers; (ii) the party to whom the notice is being sent has such a device in its office and (iii) a complete copy of any notice so transmitted shall have also been mailed in the same manner as required for a mailed notice. Avoidance of or refusal to accept service shall be deemed acceptance.

                               TIME OF ESSENCE

XXII Time is of the essence with respect to the performance of each party's obligations hereunder.

                                 SEVERABILITY

XXIII In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, then this Agreement shall continue in full force and effect without said provision. Provided, however, that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

                                   EXHIBITS

XXIV All exhibits and addenda described in this Agreement and the BPI are incorporated herein by reference as if fully set forth herein, and constitute a material part of this Agreement. The parties hereby specifically approve the form and substance of any such exhibits and addenda. In the event of any conflict between the provisions of this Agreement and the provisions of any such exhibits and addenda, the provisions of such exhibits and addenda shall govern.

                 DILIGENCE, GOOD FAITH AND FURTHER DOCUMENTS

XXV The parties specifically agree to act diligently, in the utmost good faith and in a timely manner to perform their respective obligations pursuant hereto, and to carry out the reasonable intent of the provisions of this Agreement. Each of the parties agrees to cooperate in good faith with the other, and to execute and deliver such further instruments and perform such other acts as may be reasonably necessary or appropriate to consummate and carry into effect the transactions contemplated by this Agreement.

                                SURVIVABILITY

XXVI All of the representations and warranties of Seller and Principals pursuant to this Agreement and the Other Documents shall survive the Closing.

                               ENTIRE AGREEMENT

XXVII This Agreement constitutes the entire understanding between Buyer and Seller concerning its subject matter and all representations, agreements, arrangements and understandings between or among the parties, whether oral or written, have been fully merged herein and are superseded hereby, except to the extent fully executed management contracts have been previously entered into between Seller/Principals and Buyer. Any agreements, representations, letters, conversations, or proposals respecting the operations or the sale of assets not expressly set forth in this Agreement shall have no effect except for a subsequent written modification signed by the party to be charged.

                            ASSIGNMENT PROHIBITED

XXVIII Neither this Agreement, nor any interest herein, shall be assignable (voluntarily, involuntarily, by judicial process or otherwise) by any party hereto to any person or entity without the prior written consent of the other executing party. Any attempt to assign this Agreement without such consent shall be void. Notwithstanding the above, Seller may assign any and all rights to receipt of payments.

                                  SUCCESSORS

XXIX Subject to the foregoing section, this Agreement shall be binding upon and inure to the benefit of the parties and their respective heirs, legatees, legal representatives, successors and permitted assigns.

                             GOVERNING STATE LAW

XXX This Agreement shall be governed by and interpreted in accordance with the internal laws of the State shown in BPI Item 27, "Governing State Law," including all matters of construction, validity, performance and enforcement, without giving effect to principles of conflict of laws. Any dispute, action, litigation or other proceeding concerning this Agreement shall be instituted, maintained, heard and decided in the county shown in BPI Item 28, "County Jurisdiction."

                                 COUNTERPARTS

XXXI This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument and agreement.

                                   REMEDIES

XXXII All rights, remedies, undertakings, obligations, options, covenants, conditions and agreements contained in this Agreement shall be cumulative and no one of them shall be exclusive of any other. If Seller defaults in performing any of Seller's obligations under this Agreement for any reason, or if any of the representations or warranties of Seller herein are untrue at Closing, Buyer may, at its option, either terminate this Agreement or seek to enforce specific performance of this Agreement.

                                INTERPRETATION

XXXIII The language in all parts of this Agreement shall be in all cases construed simply according to its fair meaning and not strictly for or against any party. Whenever the context requires, all words used in the singular will be construed to have been used in the plural, and vice versa, and each gender will include any other gender. The captions of the sections of this Agreement are for convenience only and shall not affect the construction or interpretation of any of the provisions herein. All cross-references refer to provisions within this Agreement, and shall not be deemed to be references to the overall transaction or to any other agreement or document. Each party has been represented by an attorney throughout this transaction and has had his or its attorney review this Agreement. "Shall" or "will" as used herein is mandatory. "May" is not mandatory. Any list or specifications of items herein is deemed to be all encompassisng and without limitation, unless such limitation is specifically stated. The foregoing applies whether or not preceded or followed by the phrase "included, but not limited to" or "included, without limitation," or similar language.

                             BENEFIT OF AGREEMENT

XXXIV This Agreement is for the sole and exclusive benefit of the signatories hereto and nothing in this Agreement shall be construed to give any person or entity other than the parties hereto any legal or equitable right, claim, or remedy.

                                MISCELLANEOUS

XXXV Unless expressly set forth otherwise herein, all references herein to a "day", "month" or "year" shall be deemed to be a reference to a calendar day, month or year, as the case may be.

EXECUTED to be effective on the date first set forth herein.

BUYER:
MILLENNIA CAR WASH LLC,

a Delaware limited liability company

By: /s/ Russell B. Geyser
        Russell B. Geyser
        Chairman & CEO

SELLER:

LOCATION A: 1311 SOUTH LAMAR BLVD., AUSTIN, TEXAS 78704 - PERSONAL PROPERTY GENIE CAR WASH INC. OF AUSTIN a Texas corporation


By: /s/ Mike W. Cornett
        Mike W. Cornett, President


By: /s/ Shirley A. Cornett
        Shirley A. Cornett, Secretary


LOCATION B: 1021 W. WILLIAM CANNON DR., AUSTIN, TEXAS 78745 - PERSONAL PROPERTY GENIE CAR CARE CENTER, INC.
a Texas corporation


By: /s/ Mike W. Cornett
        Mike W. Cornett, President


By: /s/ Shirley A. Cornett
        Shirley A. Cornett, Secretary


LOCATION C: 7320 BURNETT ROAD, AUSTIN, TEXAS78757- REAL AND PERSONAL PROPERTY GENIE CAR SERVICE CENTER, INC.
a Texas corporation


By: /s/ Mike W. Cornett
        Mike W. Cornett, President


By: /s/ Shirley A. Cornett
        Shirley A. Cornett, Secretary

LOCATIONS A & B: REAL PROPERTY
CORNETT LIMITED PARTNERSHIP
a Texas limited partnership


By: /s/ Mike W. Cornett
        Mike W. Cornett, General Partner


By: /s/ Shirley A. Cornett
        Shirley A. Cornett, General Partner


PRINCIPALS:


/s/ Mike W. Cornett
    Mike W. Cornett


/s/ Shirley A. Cornett
    Shirley A. Cornett


ATTACH NOTARIZATIONS HERE

                                FIRST AMENDMENT

                                      TO

                    CAR WASH ASSET PURCHASE/SALE AGREEMENT

This FIRST AMENDMENT hereby amends that certain CAR WASH ASSET PURCHASE/SALE AGREEMENT ("Agreement") effective July 8, 1998 by and between GENIE CAR WASH INC. OF AUSTIN, GENIE CAR CARE CENTER, INC., GENIE CAR SERVICE CENTER, INC., all Texas corporations and CORNETT LIMITED PARTNERSHIP, a Texas limited partnership ("Seller") and MILLENNIA CAR WASH GROUP LLC, a Delaware Limited Liability Company ("Buyer").

IN CONSIDERATION of the mutual promises of the parties, Buyer and Seller agree as follows:

 1. BPI Item 19, Delete in its entirety and substitute :

         "19.  Escrow Opening Date:            August 12, 1998
               [Escrow]             (Date by which Escrow must be opened)"

 2. BPI section titled "Corrections to Agreement:"
    Items 3, 4, and 5 are hereby deleted in their entirety.

 3. Section I. B. (1), Line 3: Delete "receivables."

 4. Section I. B. (3) Intangibles, Lines 4 and 5, subsection (b):
    Following "(b) all liens and security interests in favor of Sellers, together with any instruments or documents evidencing same" insert:

         ", except for that certain Deed of Trust dated August 15, 1994 from K-Wash, Inc. for the benefit of Genie Car Wash, Inc. (who subsequently merged with and into Genie Car Service Center, Inc.) recorded at Volume 1697, Page 13 of the McLennan County Deed of Trust Records, to secure a $300,000.00 Promissory Note of same date executed by K-Wash, Inc. and payable to Genie Car Wash, Inc."

 5. Section I. B. (4) Trade Names and Trademarks.: Add at the end thereof:

         "Notwithstanding anything to the contrary contained in this section, Buyer is aware that there are 2 full-service and 1 self-service operations in Waco, Texas that have previously had the name "Genie" licensed to them and Buyer is taking subject to those pre-existing rights. Buyer is also aware that there are several lube operations in Austin, know as "Genie-Lube;" that these operations have been acquired by a Pennzoil franchisee and that the name "Genie-Lube" is expected to be changed. Buyer has also agreed to limit its rights to Seller's names to Williamson and Travis counties. Except for pre-existing rights and the lube operations noted immediately above, Buyer shall have the sole and exclusive right to use Seller's Trade Names and Trademarks in Williamson and Travis counties. Buyer shall retain these rights in perpetuity whether Buyer actually uses or refrains from using such Trade Names and Trademarks."

 6. Section III. C., Lines 6-8: Delete:

         "If Seller has objected, on a reasonable basis, and has brought suit, within 30 days of notice to Seller of the claim, to challenge the claim, Seller shall deposit the amount in dispute with the court, pending the final disposition of the lawsuit."

         Substitute:

         "If Seller has objected, on a reasonable basis, and has brought suit, within 45 days of notice to Seller of the claim, to challenge the claim, Seller shall not be required to deposit the amount in dispute with the court, provided the hold-back remains in escrow pending the final disposition of the lawsuit, and provided further, that if the hold-back in escrow is less than the amount in dispute, Seller shall immediately deposit sufficient funds to increase the hold-back to the amount in dispute."

 7. Section IV. D.: Add at the end thereof: "If escrow fails to close for any reason other than Seller's default, the cost of the surveys shall be divided equally between Buyer and Seller."

 8. Section VI. B. Delivery of Items., Line 8: Delete "3 business days" and substitute "a reasonable time."

 9. Section VI. J. Seller's Operational Obligations Pending Closing, subsection (4): Add at the end thereof:

         "Seller has an SBA loan which contains a substantial prepayment penalty. For purposes of identification, the SBA loan is evidenced by a $194,000.00 Promissory Note dated May 12, 1983 and by a Deed of Trust dated May 12, 1983, securing said Note. The Note and Deed of Trust were executed by Mike W. Cornett and Shirley Cornett and the Deed of Trust is further executed by Mike W. Cornett, as alter ego of Genie Car Wash, Inc. of Austin. Beneficiary thereon is Texas Certified Development Company Inc. Buyer agrees to allow Seller to deposit sufficient funds with the title company chosen by Buyer so as to enable the title company to remove the lien from the Title Policy for the real property located at 1311 So. Lamar Blvd., Austin, TX 78704, described in the Deed of Trust as 'Lot (3), Commercial Square, an addition to the City of Austin, Travis County, Texas, according to the map or plat thereof recorded in Book 29, Page 26, Plat Records of Travis County, Texas.'"

10. Section VII. A. (4), Line 1: Delete "All" and substitute "To the best of Seller's knowledge, all."

11. Section VII. A. (12), Line 1: Delete "There" and substitute "To the best of Seller's knowledge, there."

12. Section VII. A. (17):   Delete:

         "The shareholders, owners of beneficial interests, members, partners, and trustees of each corporate or other entity are listed on BPI Item 3 They are the sole owners of the stock and operations, and no other person has any claim, right, title to, or interest in, these operations."

         Substitute:

         "The shareholders, owners of beneficial interests, members, partners, and trustees of each corporate or other entity are listed on BPI Item 3. With the exception of three sons of Mike W. Cornett and Shirley A. Cornett, which sons each own less than 10% of Seller, the persons and entities listed on BPI Item 3 are the sole owners of the stock and operations, and no other person has any claim, right, title to, or interest in, these operations."

13. Section VII: Add at the end thereof:

         "If during the time period between the Effective Date of the Agreement and Close of Escrow, Buyer discovers, or any Seller or Principal discloses to Buyer, that any representation or warranty of Seller or Principal is or was false and/or misleading, Buyer shall object to same in writing to Seller as soon as reasonably possible, but in any event prior to the Close of Escrow. It is agreed that if Buyer fails to make such objection, then Buyer shall be deemed to have waived any claim or action against Seller, any Principal, and the Hold-Back with respect thereto. For the purposes of this subparagraph only, discovery or disclosure must be made by or to Stephen
         J. Prior."

14. Section XII, Line 7: After "Seller shall reimburse Buyer for" insert
    "50% of."

15. Section XVI: Delete the last sentence thereof and substitute:

         "Notwithstanding anything else contained in this Agreement or the exhibits hereto, it is specifically agreed that the liability of Mike W. Cornett and Shirley A. Cornett is limited strictly to the following situations: (i) liability as general partners of Cornett Limited Partnership which owns the real property at sites (A) and (B); (ii) malfeasance or nonfeasance in their capacity as officers and directors of the corporate sellers; or (iii) personal commission of fraud or material misrepresentation."

16. Section XVIII: Delete in its entirety and substitute:

         "XVIII. Except as shown on Exhibit 'K,' 'Undischarged and Assumed Obligations,' all of the equipment is owned by the companies listed as Seller. Seller represents that none of the equipment is leased except for photocopier machines, a list of which, together with agreements relating thereto will be supplied to Buyer for Buyer's approval."

17. Section XXIV., Lines 2 and 3: Delete: "The parties hereby specifically approve the form and substance of any such exhibits and addenda." and substitute:

         "The parties hereby specifically approve the form of any such exhibits and addenda and the substance of Exhibits "I," "N-1," "N-2," and the addenda Exceptions to Non-Competition and Corrections to Agreement forming a part of the BPI, as further amended by this First Amendment."

18. Buyer represents and warrants that it has qualified to do business in Texas.

19. Except as set forth herein, all other terms of the Agreement remain unchanged.


BUYER:
MILLENNIA CAR WASH LLC,
a Delaware limited liability company


By: /s/ Russell B. Geyser
        Russell B. Geyser
        Chairman & CEO


SELLER:

LOCATION A: 1311 SOUTH LAMAR BLVD., AUSTIN, TEXAS 78704 - PERSONAL PROPERTY GENIE CAR WASH INC. OF AUSTIN a Texas corporation


By: /s/ Mike W. Cornett
        Mike W. Cornett, President


By: /s/ Shirley A. Cornett
        Shirley A. Cornett, Secretary


LOCATION B: 1021 W. WILLIAM CANNON DR., AUSTIN, TEXAS 78745 - PERSONAL PROPERTY GENIE CAR CARE CENTER, INC.
a Texas corporation

By: /s/ Mike W. Cornett
        Mike W. Cornett, President


By: /s/ Shirley A. Cornett
        Shirley A. Cornett, Secretary

LOCATION C: 7320 BURNETT ROAD, AUSTIN, TEXAS 78757- REAL AND PERSONAL PROPERTY GENIE CAR SERVICE CENTER, INC.
a Texas corporation


By: /s/ Mike W. Cornett
        Mike W. Cornett, President


By: /s/ Shirley A. Cornett
        Shirley A. Cornett, Secretary


LOCATIONS A & B:  REAL PROPERTY
CORNETT LIMITED PARTNERSHIP
a Texas limited partnership


By: /s/ Mike W. Cornett
        Mike W. Cornett, General Partner


By: /s/ Shirley A. Cornett
        Shirley A. Cornett, General Partner


PRINCIPALS:

/s/ Mike W. Cornett
    Mike W. Cornett


/s/ Shirley A. Cornett
    Shirley A. Cornett

                               SECOND AMENDMENT

                    CAR WASH ASSET PURCHASE/SALE AGREEMENT

This SECOND AMENDMENT, effective April 29, 1999 hereby revives and amends that certain CAR WASH ASSET PURCHASE/SALE AGREEMENT ("Agreement") effective July 8, 1998 together with the FIRST AMENDMENT thereto by and between GENIE CAR WASH INC. OF AUSTIN, GENIE CAR CARE CENTER, INC., GENIE CAR SERVICE CENTER, INC., all Texas corporations and CORNETT LIMITED PARTNERSHIP, a Texas limited partnership ("Seller") and MILLENNIA CAR WASH GROUP LLC, a Delaware Limited Liability Company ("Buyer").

IN CONSIDERATION of the mutual promises of the parties, Buyer and Seller agree as follows:

 1. The parties previously entered into certain letter amendments which imposed restrictions and conditions concerning the continuation of Escrow and which subsequently canceled the Escrow defined in the Agreement. By this Second Amendment, all letter amendments prior to the date of this Second Amendment are nullified in their entirety. The parties are hereby reviving only the Agreement, its Exhibits, and the First Amendment. All monies previously deposited with Escrow, released from Escrow, or paid or returned directly to a party shall be retained by the party to whom such amounts were paid or returned. With respect to the funds and the disposition thereof delineated in the immediately preceding sentence, the conditions contained in the Agreement and/or the Escrow shall not be revived.

 2. The parties agree to reinstate the previously canceled escrow with Escrow, by redepositing all documents relating to this transaction, previously returned by Escrow to the respective parties. If Escrow is unable to reinstate the original escrow, a new escrow shall be opened in its place, subject to all the same terms and conditions as if escrow had never been canceled.

 3. All due diligence materials have been received Buyer and Buyer is satisfied with the due diligence materials. All due diligence requirements are now satisfied and Buyer acknowledges that Seller has satisfied all of its obligations and that all contingencies or conditions to Buyer's obligations to purchase have been satisfied or waived.

 4. Buyer, Millennia Car Wash LLC (herein also referenced as "Original Buyer-Assignor"), hereby assigns all its rights, title, and interests in and to the Agreement to American Wash Services, Inc. ("AWS"), and or any parent, subsidiary or successor corporation to AWS. Original Buyer-Assignor is executing this letter amendment for the sole purpose of completing the assignment of its interests to AWS. All other agreements and amendments contained herein are for the benefit of AWS, Issuer, and Seller, as their interests may appear. Original Buyer-Assignor shall not be deemed to have approved such transactions or to have any interest in such transactions or in any activities or transactions, which occur with respect to the purchase and sale of Seller's business, subsequent to March 30, 1999.

 5. AWS, a (herein also referenced as "Buyer" or "Buyer-Assignee") hereby accepts the assignment from Original Buyer-Assignor of its interests in and to the Agreement, and assumes and accepts all duties and obligations arising thereunder, from and after March 30, 1999. AWS is a wholly owned subsidiary of Mace Security International, Inc. ("Issuer").

 6. BPI Item 7: Add at the end thereof:

    "The Purchase Price shall be paid in the following manner:

                           (i) A minimum of Fifty Percent (50%) of the
                           Purchase Price shall be paid in Issuer Stock which, for the purpose of this Agreement only, shall be at the price at which it traded on the close of business on the day prior to Seller's signing this Amendment. Of the total amount of the shares, $450,000.00 in shares shall be held back in accordance with BPI Item 11 as amended. The remaining shares shall be issued at Close of Escrow. At the end of the first Hold-Back Period, one-half of the Hold-Back shares shall be issued to Seller. At the end of the second Hold-Back Period, so much of the Hold-Back shares as are then remaining, shall be issued to Seller. (ii) The Balance of the Purchase Price shall, at the option of each Seller, be paid in Cash or Certified Check, or in additional stock at the price set forth in subparagraph (i) immediately above. (iii) It shall be the obligation of Seller to advise Buyer of the allocations of stock and cash among the Seller entities.

         "Each Seller understands and agrees that the following restrictions and limitations are applicable to its purchase and resale or other transfer of the Issuer's stock, pursuant to the Securities Act of 1933 (the "Act"). For the purposes of this Agreement, the terms "Issuer's Stock" includes common stock issuable upon Close of Escrow as well as the common stock designated as Hold-Back shares which are to be issued at the end of the Hold-Back Period.

                           (a) Sellers agree that the Issuer's Stock shall not be sold or otherwise transferred, unless the Issuer's Stock is registered under the Act and the state securities laws or is exempt therefrom.

                           (b) For a period of one year after the Issuer's Stock or portion thereof has been issued (unless the Issuer's Stock shall have been registered under the Act for sale prior thereto), Sellers shall not sell, distribute or transfer any of such securities without the prior written consent of the Issuer or its successor corporation, as applicable. Unless and until the Issuer's stock is registered under the Act, a legend in substantially the following form will be placed on the certificates evidencing the Issuer's stock to be issued to the Sellers:

                                            'The securities represented by
                                            this certificate have not been
                                            registered under the Securities
                                            Act of 1933 or any state
                                            securities act. These shares have
                                            been acquired for investment and
                                            may not be sold, transferred,
                                            pledged or hypothecated unless
                                            (i) they shall have been
                                            registered under the Securities
                                            Act of 1993 ('the Act') and any
                                            applicable state securities act
                                            or (ii) Mace Security
                                            International, Inc. shall have
                                            been furnished with an opinion of
                                            counsel, reasonably satisfactory
                                            to counsel for Mace Security
                                            International, Inc., that
                                            registration is not required
                                            under any such acts.'

                           (c) Upon removal of all other trading restrictions as set forth herein, each Seller agrees that no more than one-twelfth (1/12th) of the securities shall be sold, distributed or transferred in any 31 day period.

                           (d) Stop transfer instructions will be imposed with respect to the Issuer's Stock issued to Sellers pursuant to this Agreement so as to restrict resale or other transfer thereof except in accordance with the foregoing provisions of this Agreement."

         "Each Seller acknowledges that the Issuer's Stock is being delivered to Seller in a private placement under Section
         4.2 of the Act and under Regulation D promulgated under the Act. To induce Buyer and Issuer to deliver the Issuer's Stock, each Seller represents and warrants as follows:

                           (a) Sellers consist of three Texas corporations and one Texas limited partnership and each Seller is an accredited investor as that term is defined in Regulation D under the Act.

                           (b) Each Seller represents and warrants that the Issuer's Stock is being acquired for its own account without a view to public distribution or resale and that Sellers have no contract, undertaking, agreement or arrangement to sell or otherwise transfer or dispose of the Issuer's Stock, or any portion thereof, to any other person.

                           (c) Each Seller represents and warrants that in determining to acquire the Issuer's Stock, it has relied solely upon its independent investigation, including the advice of its legal counsel and accountants or other financial advisors or purchaser representatives, and has, during the course of discussions concerning its acquisition of the Issuer's Stock, been offered the opportunity to ask such questions and inspect such documents concerning Buyer and its business and affairs as each Seller has requested so as to more fully understand the nature of the investment and to verify the accuracy of the information supplied.

                           (d) THE SELLERS ACKNOWLEDGE THAT THE ACQUISITION OF THE CONSIDERATION STOCK INVOLVES A HIGH DEGREE OF RISK, and represent and warrant that they can bear the economic risk of the Seller's acquisition of the Issuer's Stock, including the total loss of the investment.

                           (e) The Sellers represent and warrant that (i) they have adequate means of providing for their current needs and financial contingencies, (ii) they have no need for liquidity in this investment, (iii) they have no debts or other obligations, and cannot foresee any other circumstances that are likely in the future to require them to dispose of the Issuer's Stock, and
                           (iv) all their investments in and commitments to non-liquid investments are, and after acquisition of the Issuer's Stock will be reasonable in relation to their net worth and current needs.

                           (f) The Sellers understand that no federal or state agency has approved or disapproved the Issuer's Stock or made any finding or determination as to the fairness of the Issuer's Stock for investment.

                           (g) The Sellers understand that the Issuer's Stock is being offered and sold in reliance on specific exemptions from the registration requirements of federal and state securities laws and the Buyer is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings set forth herein in order to determine the applicability of such exemption and the suitability of Sellers to acquire the Issuer's Stock.

                           (h) Each of the Sellers and their Principals represent and warrant that they are familiar with the business and financial affairs of each Seller corporation and limited partnership and have had access to all financial statements prepared by the Seller corporations and the limited partnership."

 7. BPI Item 11 is hereby deleted in its entirety and the following is substituted therefor:

         "Hold-Back: $450,000.00 in stock.
         [Payment of Purchase Price & Commissions]"

 8. BPI Item 15 is hereby deleted in its entirety and the following is substituted therefor.
    Buyer's Broker/Consultant: None
    [Payment of Purchase Price & Commissions]"

 9. BPI Item 20 is hereby deleted in its entirety and the following is substituted therefor:

         "Initial Deposit: None [Escrow]"

10. BPI Item 21 is hereby deleted in its entirety and the following is substituted therefor:

         "Days From Opening: N/A
         [Escrow] (Earliest Date On Which Buyer's Deposit
         Becomes Non-Refundable)"

11. BPI Item 24, Delete in its entirety and substitute:

         "Date for Close of Escrow: not later than May 18, 1999"

12. BPI Item 26 Add the following notice addresses for Buyer:

         Buyer:            American Wash Services, Inc.
                           Attn. Stephen J. Prior
                           644 W. Hazelwood Street
                           Phoenix, AZ 85013

                  cc:      Lynne M. Geyser, Esq.
                           P.O. Box 4715
                           San Clemente, CA 92674-4715

13. AGREEMENT Section XIV, CONFIDENTIALITY OF AGREEMENT/PUBLICITY:
    Delete the full paragraph appearing beneath the heading in its entirety and substitute:

         "All publicity concerning the transactions contemplated by this Agreement shall be planned and coordinated by Buyer. Seller shall not permit the dissemination of any publicity regarding the transactions contemplated by this Agreement without the prior written consent of Buyer. Any consents requested or otherwise required pursuant to this Section XIV shall not be unreasonably withheld."

14. Issuer represents and warrants that, except for the Hold-Back shares, it will register the Issuer Shares which are the subject matter of this Agreement, within six (6) months from Close of Escrow. With respect to the Hold-Back shares, as shares are released from the Hold-Back requirement, Issuer will register those shares as soon as practicable, not to exceed six (6) months from the release date.

15. Except as set forth herein, all other terms of the Agreement remain unchanged.


MILLENNIA CAR WASH, LLC
a Delaware limited liability company "Original Buyer-Assignor"


By: /s/ Russell B. Geyser
        Russell B. Geyser, Chairman and CEO



AMERICAN WASH SERVICES, INC.
a Delaware corporation "Buyer" and "Buyer-Assignee"


By: /s/ Louis D. Paolino, Jr.
        Louis D. Paolino, Jr.
        President and CEO



APPROVED BY:
ISSUER:
MACE SECURITIES INTERNATIONAL, INC.
a Delaware corporation


By: /s/ John E. Goodrich
        John E. Goodrich
        President

SELLER:                                DATE SIGNED BY SELLER April 30,1999



LOCATION A: 1311 SOUTH LAMAR BLVD., AUSTIN, TEXAS 78704 - PERSONAL PROPERTY GENIE CAR WASH INC. OF AUSTIN a Texas corporation


By: /s/ Mike W. Cornett
        Mike W. Cornett, President


By: /s/ Shirley A. Cornett
        Shirley A. Cornett, Secretary



LOCATION B: 1021 W. WILLIAM CANNON DR., AUSTIN, TEXAS 78745 - PERSONAL PROPERTY GENIE CAR CARE CENTER, INC.
a Texas corporation


By: /s/ Mike W. Cornett
        Mike W. Cornett, President


By: /s/ Shirley A. Cornett
        Shirley A. Cornett, Secretary



LOCATION C: 7320 BURNETT ROAD, AUSTIN, TEXAS 78757 - REAL AND PERSONAL PROPERTY GENIE CAR SERVICE CENTER, INC.
a Texas corporation


By: /s/ Mike W. Cornett
        Mike W. Cornett, President


By: /s/ Shirley A. Cornett
        Shirley A. Cornett, Secretary

LOCATIONS A & B: REAL PROPERTY
CORNETT LIMITED PARTNERSHIP
a Texas limited partnership


By: /s/ Mike W. Cornett
        Mike W. Cornett, General Partner


By: /s/ Shirley A. Cornett
        Shirley A. Cornett, General Partner



PRINCIPALS:

/s/ Mike W. Cornett
    Mike W. Cornett


/s/ Shirley A. Cornett
    Shirley A. Cornett

                               THIRD AMENDMENT

                    CAR WASH ASSET PURCHASE/SALE AGREEMENT

This THIRD AMENDMENT, effective May 17, 1999 hereby amends that certain CAR WASH ASSET PURCHASE/SALE AGREEMENT ("Agreement") effective July 8, 1998 together with the FIRST AMENDMENT thereto and the SECOND AMENDMENT, effective April 29, 1999, by and between GENIE CAR WASH INC. OF AUSTIN, GENIE CAR CARE CENTER, INC., GENIE CAR SERVICE CENTER, INC., all Texas corporations and CORNETT LIMITED PARTNERSHIP, a Texas limited partnership ("Seller") and MILLENNIA CAR WASH GROUP LLC, a Delaware Limited Liability Company ("Buyer").

IN CONSIDERATION of the mutual promises of the parties, Buyer and Seller agree as follows:

1. Buyer, Millennia Car Wash, LLC, has previously assigned all of its rights, title, and interests in and to the Agreement to American Wash Services, Inc. ("AWS"), and or any parent, subsidiary or successor corporation to AWS. AWS hereby assigns all its rights, title, and interests in and to the Agreement to Mace Car Wash - Arizona, Inc.

2. A notice address for Mace Car Wash - Arizona, Inc. will be provided through Escrow.

3. BPI, Item 10, Allocations: is amended to substitute a new
   Attachment: "LETTER OF INTENT, ITEM 10 ALLOCATIONS" bearing a typed footer notation "Genie Car Wash, Inc.

   Allocations" and a handwritten notation "5/17/99."

4. BPI Item 10: The Inventory, not to exceed Two Hundred and Fifty Thousand Dollars ($250,000), which is not included in the Purchase Price shall be paid by Promissory Note in the principal amount of the Inventory, limited as stated above, with interest from Close of Escrow at Eight Percent (8%) per annum, principal and interest due and payable in full Ninety (90) days from Close of Escrow.

5. Purchase Price of Eleven Million Seven Hundred and Fifty Thousand Dollars ($11,750,000) shall be payable as follows: Stock - Six Million Dollars ($6,000,000); Cash - One Million Dollars ($1,000,000) represented by a Cashier's, Certified Check or Escrow Check; Promissory Note in the principal amount of Four Million Seven Hundred and Fifty Thousand Dollars ($4,750,000) with interest from Close of Escrow at Eight Percent (8%) per annum, principal and interest due and payable in full Ninety (90) days from Close of Escrow.

6. Buyer has agreed to accept a standard title policy in lieu of the ALTA (extended coverage) title policy called for in the Agreement. The following sections are hereby amended to reflect that change:
   Sections IV. D.; V. C. (2); XI. B. (2); and XI. F.

7. Except as set forth herein, all other terms of the Agreement remain unchanged.



AMERICAN WASH SERVICES, INC.
a Delaware corporation


By: /s/ Robert M. Kramer
        Robert M. Kramer
        Vice President



MACE CAR WASH - ARIZONA, INC.
an Arizona corporation

By: /s/ Jon E. Goodrich
        Jon E. Goodrich
        President



SELLER:

LOCATION A: 1311 SOUTH LAMAR BLVD., AUSTIN, TEXAS 78704 - PERSONAL PROPERTY GENIE CAR WASH INC. OF AUSTIN a Texas corporation


By: /s/ Mike W. Cornett
        Mike W. Cornett, President


By: /s/ Shirley A. Cornett
        Shirley A. Cornett, Secretary



LOCATION B: 1021 W. WILLIAM CANNON DR., AUSTIN, TEXAS 78745 - PERSONAL PROPERTY GENIE CAR CARE CENTER, INC.
a Texas corporation

By: /s/ Mike W. Cornett
        Mike W. Cornett, President


By: /s/ Shirley A. Cornett
        Shirley A. Cornett, Secretary



LOCATION C: 7320 BURNETT ROAD, AUSTIN, TEXAS 78757 - REAL AND PERSONAL PROPERTY GENIE CAR SERVICE CENTER, INC.
a Texas corporation


By: /s/ Mike W. Cornett
        Mike W. Cornett, President


By: /s/ Shirley A. Cornett
        Shirley A. Cornett, Secretary



LOCATIONS A & B: REAL PROPERTY
CORNETT LIMITED PARTNERSHIP
a Texas limited partnership


By: /s/ Mike W. Cornett
        Mike W. Cornett, General Partner


By: /s/ Shirley A. Cornett
        Shirley A. Cornett, General Partner



PRINCIPALS:


/s/ Mike W. Cornett
    Mike W. Cornett


/s/ Shirley A. Cornett
    Shirley A. Cornett

                               FOURTH AMENDMENT
                    CAR WASH ASSET PURCHASE/SALE AGREEMENT

This FOURTH AMENDMENT, effective May 18, 1999 hereby amends that certain CAR WASH ASSET PURCHASE/SALE agreement ("Agreement") effective July 8, 1998 together with the FIRST AMENDMENT thereto, the SECOND AMENDMENT, effective April 29, 1999 and the THIRD AMENDMENT thereto, effective May 17, 1999 by and between GENIE CAR WASH INC. OF AUSTIN, GENIE CAR CARE CENTER, INC., GENIE CAR SERVICE CENTER, INC., all Texas corporations and CORNETT LIMITED PARTNERSHIP, a Texas limited partnership, ("Sellers"), and MACE CAR WASH- ARIZONA, INC.("Buyer"), an Arizona corporation.

IN CONSIDERATION of the mutual promises of the parties, Buyer and Sellers agree as follows:

1.   Amend thee first sentence of provision (b) of the language added to BPI
     Item 7 in the SECOND AMENDMENT by deleting the parenthetical phrase so the first sentence of provision (b) as amended shall read as follows:

        "For a period of one year after the Issuer's Stock or portion thereof has been issued, Sellers shall not sell, distribute or transfer any of such securities without the prior written consent of the Issuer or its successor corporation, as applicable."

2. Amend Item of the SECOND AMENDMENT by deleting in its entirety and inserting the following in lieu thereof:

         Issuer represents and warrants that it will file a registration statement with the Securities and Exchange Commission with respect to the sale of the Issuer's Stock transferred to Sellers as part of the Purchase Price within six (6) months of the date the Issuer's Stock has been issued (or in the case of Hold-Back shares, the date such shares are released from the Hold-Back requirement) and will use best efforts to cause such registration statement to be declared effective; provided that if the Company notifies Sellers that it has determined in good faith that the registration statement would require disclosure of non-public information not otherwise required to be disclosed under applicable law ("Non-Public Information"), the Issuer may postpone the filing or effectiveness of any registration statement by the length of time that the Non-Public Information is not disclosed (as measured by the notice date to Sellers to the date of disclosure) and, if such registration statement has become effective the Issuer shall not be required to maintain the effectiveness of such registration statement and Sellers shall be required to suspend sales of common stock pursuant to the registration statement, in each case, until such time as Issuer has disclosed to the public such Non-Public Information. Notwithstanding the foregoing, the Issuer's Stock shall be registered by the one year anniversary of the issuance date thereof (or in the case of Hold-Back shares, the date such shares are released from the Hold-Back requirement).

         In the event that the registration statement covering the Issuer Stock is not declared effective within the one (1) year time period specified herein, Seller shall agrees that, prior to seeking any remedies for a default in the Agreement, Sellers will from time to time as determined by Sellers until such registration statement is declared effectives, provide Issuer with written notice that Sellers desire to sell all or part of the Issuer Stock and Issuer will have twenty (20) days after receipt of such notice in which to arrange for and complete the sale of, or to purchase directly (in (in each case at the then current market price as quoted on NASDAQ) up to 1/12 of the Issuer Stock in any thirty-one (31) day period. Seller shall continue to have the right to sell all or a part of the Issuer Stock as herein provided until such time as the registration statement is declared effective. For as long as Issuer actually causes the completion of the arranged for purchase, or completes the purchase directly, as herein above provided, Sellers shall have no other remedy with respect to the failure to comply with this Section 14 with regard to the registration; but if at any time Issuer fails to so cause the purchase, or purchase directly, Issuer Stock, such shall be an event of default and shall entitle Sellers to pursue any and all remedies therefor, including, without limitation, the foreclosure of any and all liens securing this obligation.

3. Except as set forth herein, all other terms of the Agreement shall remain unchanged.

IN WITNESS WHEREOF, the parties have executed this Amendment with the intent of being legally bound by the terms hereof:

BUYER:

Mace Car Wash- Arizona, Inc., an Arizona corporation

By: /s/ Jon E. Goodrich
        Jon E. Goodrich, President

SELLERS:

Genie Car Wash of Austin, Inc., a Texas corporation

By: /s/ Mike Cornett                      By: /s/ Shirley A. Cornett
        Mike Cornett, President                   Shirley A. Cornett, Secretary

Genie Car Care Service Center, Inc., a Texas corporation

By: /s/ Mike Cornett                      By: /s/ Shirley A. Cornett
   Mike Cornett, President                        Shirley A. Cornett, Secretary

Genie Car Service Center, Inc., a Texas corporation

By: /s/ Mike Cornett                      By: /s/ Shirley A. Cornett
        Mike Cornett, President                   Shirley A. Cornett, Secretary

Cornett Limited Partnership, a Texas limited partnership

By: /s/ Mike Cornett                      By: /s/ Shirley A. Cornett
        Mike Cornett, President                   Shirley A. Cornett, Secretary

APPROVED WITH RESPECT TO ITEM 2 ONLY:

Mace Security International, Inc., a Delaware corporation

By: /s/ Jon E. Goodrich
        Jon E. Goodrich, President

                               PROMISSORY NOTE

$4,750,000.00                                                    May 18, 1999


     FOR VALUE RECEIVED, the undersigned MACE CAR WASH - ARIZONA, INC., a corporation ("Maker") promises to pay to the order of Mike W. Cornett, as collecting agent for CORNETT LIMITED PARTNERSHIP, a Texas limited partnership, GENIE CAR WASH, INC. OF AUSTIN, a Texas corporation, GENIE CAR SERVICE CENTER, INC., a Texas corporation, GENIE CAR CARE CENTER, INC., a Texas corporation (herein together with all subsequent holders hereof called "Holder") the principal sum of FOUR MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100 ($4,750,000.00) DOLLARS, in lawful money of the United States of America, with interest thereon from date at the rate hereafter provided, both principal and interest payable at 5471 Thomas Arnold Road, Salado, Bell County, Texas 76571.

     Interest on the principal balance hereof from time to time remaining unpaid prior to maturity shall accrue at a rate per annum equal to eight (8%) percent, calculated based on a year of 360 days divided by 12 equal periods of 30 days each, unless such calculation would result in a rate in excess of the Maximum Rate, as hereinafter defined, in which case interest shall be calculated on a per annum basis of 365 or 366 days, as the case may be.

     The principal and all accrued interest on this Note shall be due and payable on or before August 18, 1999.

     All past due principal, and, to the extent permitted by law, past due interest, shall bear interest from maturity at the rate of fourteen (14%) percent per annum, calculated, notwithstanding any other provision hereof, on a 365 or 366 day year, as applicable.

     Maker shall have the right to prepay all or any part of the principal balance of this Note at any time without penalty, whereupon interest on the amount prepaid shall cease to accrue. Any and all prepayments of the principal balance of this Note shall be credited against the last principal installment payments to become due under the terms of this Note and its schedule of payments.

     This Note is secured by a Deed of Trust, of even date herewith, covering the property located in Austin, Travis County, Texas, described as follows, to-wit:

1311 South Lamar, Austin, Texas

TRACT ONE:

BEING Lot Three (3), Commercial Square, a subdivision in Travis County, Texas, according to the map or plat thereof recorded in Book 29, Page 26, Plat Records, Travis County, Texas.

TRACT TWO:

BEING a tract of land containing 0.606 acre being a portion of Lot 1, The Maufrais Subdivision, a subdivision in the City of Austin, Travis County, Texas, recorded in Plat Book 90, Pages 90-91, Plat Records, Travis County, Texas. Said 0.606 acre tract. being more particularly described by metes and bounds as follows:

BEGINNING at the Northeast corner of said Lot 1, same being in the West line of the International & Great Northern Rail Road right-of way for the Northeast corner and Point of Beginning hereof;

THENCE with the East line of said Lot 1, same being the West line of said International & Great Northern Rail Road tract the following two (2) courses and distances:

     1) S 27(Degree)06'01" W for a distance of 24.35 feet;

     2) 146.56 feet along the arc of a curve to the right whose radius is 2814.79 feet and whose chord bears, S 28(Degree)35'31" W for a distance of 146.55 feet to a point for the Southeast corner hereof

THENCE through and across said Lot 1 with the South line hereof, N 55(Degree)56'25" W for a distance of 205.97 feet to an existing corner in the North line of said Lot 1, same being the South line of Lot 3, Commercial Square, a subdivision in the City of Austin, Travis County, Texas, recorded in Plat Book 29, Page 26, Plat Records, Travis County, Texas, for the Southwest corner hereof

     THENCE with the West line of the herein described tract being the North line of said Lot 1, same being the South line of said Lot 3, the following three (3) courses and distances:

     1) N 52(Degree)06'35" E for a distance of 145.30 feet to a point for the Northwest corner hereof;

     2) S 62(Degree)12'12" E for a distance of 60.10 feet;

     3) S 72(Degree)40'25" E for a distance of 88.02 feet to the Point of Beginning and containing 0 606 acre of land, more or less.

1021 W. Wm. Cannon, Austin, Texas

BEING Lot 1C of the Southwest Mediplex Resubdivision of Lot 1, an addition in Travis County, Texas, according to the map or plat thereof recorded in Volume 72, Page 62, Plat Records of Travis County, Texas.

7320 Burnett Road, Austin, Texas

BEING Lot 2A, Waco Subdivision, an addition in Travis County, Texas, according to the map or plat thereof recorded in Volume 31, Page 8, Plat Records of Travis County, Texas.

     This Note is also secured by a Security Agreement executed contemporaneously herewith by the parties covering the rights, properties and interests described therein, and said Security Agreement and all its terms are incorporated herein by this reference for all purposes as if they were fully set out at length herein.

     In the event Maker shall default in the payment of this Note, or in the event Maker shall be in default, violate or fail to perform any other provisions or obligations as contained in this Note or in the above-referenced Deed of Trust or Security Agreement or any other documents executed as a part hereof or in connection herewith, and shall continue in default of any such non-payment default after thirty (30) days' written notice thereof has been sent to the Maker by the Holder hereof, the same shall, at the election of the Holder of this Note, mature the entire principal and then accrued interest balance of this Note, and it shall at once become due and payable, and the Deed of Trust lien herein mentioned, and the security interest granted and evidenced by the aforesaid Security Agreement shall become subject to foreclosure proceedings, as the Holder may elect. Except for the express notice provision provided above, each maker, surety, endorser, guarantor and/or other party liable hereon, and all parties assuming any payment hereof, severally waives grace, demand, presentment, protest, notice of every type, including, without limitation, notice of default, notice of intention to accelerate, notice of acceleration, and notice of protest, and consents that time of payment may be extended without notice. Each maker, surety, endorser, guarantor and/or other party liable hereon agrees that their liability on this Note shall be joint and several with that of any other party obligated hereon, shall not be affected by any renewal or extension of this Note, by any indulgences, or by any release or change in any security for this Note, and hereby consents to any and all renewals, extensions, indulgences, releases or changes, regardless of the number. It is agreed that the waiving by Holder of any default of Maker shall be limited to the particular incident, and shall not be deemed to waive any other default of the same or other covenants hereunder. It is hereby specially agreed that if this Note is placed in the hands of an attorney for collection, or if collected by suit or through probate or bankruptcy proceedings, Maker agrees to pay reasonable attorney's fees in addition to the principal and interest then due hereon, and together with all costs of collection.

         As used herein, the term "Maximum Rate" means the greatest of the rates of interest from time to time permitted under applicable Federal and Texas law. To the extent of the applicability of Article 5069-1.04, as amended, Texas Revised Civil Statutes, the Maximum Rate shall be the highest permitted rate based upon the "indicated rate ceiling," but to the extent now or hereafter permitted by Texas law, Holder may from time to time implement, withdraw and reinstate any ceiling as an alternative to the indicated rate ceiling, including the right to reinstate the indicated rate ceiling.

     Regardless of any provision contained in this Note, the Holder hereof shall never be entitled to receive, collect or apply, as interest on this Note, any amount in excess of the Maximum Rate. In determining whether or not the interest paid or payable under any specific contingency exceeds the Maximum Rate, Maker and the Holder hereof shall, to the maximum extent permitted under applicable laws, (i) characterize any nonprincipal payment as an expense, fee or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) amortize, prorate, allocate and spread, in proportionate parts, the total amount of interest paid or payable throughout the entire contemplated term of this obligation so that the effective interest rate is uniform throughout the entire term of this Note. If the Holder hereof ever receives, collects or applies as interest any amount in excess of the Maximum Rate, then any such amount which would be excessive interest shall be deemed a partial prepayment of principal, and treated hereunder as such; and if the principal balance of the indebtedness evidenced hereby has been paid in full, then the Holder hereof shall refund to Maker the amount of such excessive interest.

     In the event the property covered by the aforementioned Deed of Trust and/or Security Agreement securing this Note, or any portion thereof, without first obtaining written approval of the Holder hereof, is sold, transferred, alienated, devised, conveyed or otherwise made the subject of any transaction which has the effect of changing possession or ownership thereof, at any time before this Note is fully paid, the same shall be considered an event of default hereunder, and the Holder shall thereupon have the option to declare the entire principal and accrued interest balance of this Note immediately due and payable, and the Holder hereof may thereupon further request the trustee in the aforesaid Deed of Trust securing this Note to commence foreclosure proceedings as therein provided, or commence any other action authorized by the said Deed of Trust, and/or Holder may commence foreclosure proceedings as provided in the Security Agreement.

     THIS NOTE IS PAYABLE IN FULL ON AUGUST 18, 1999. AT MATURITY YOU MUST PAY THE ENTIRE PRINCIPAL BALANCE OF THE NOTE AND UNPAID INTEREST THEN DUE. THE HOLDER IS UNDER NO OBLIGATION TO REFINANCE THE NOTE AT THAT TIME. YOU WILL THEREFORE BE REQUIRED TO MAKE PAYMENT OUT OF OTHER ASSETS YOU MAY OWN, OR YOU WILL HAVE TO FIND A LENDER WILLING TO LEND YOU THE MONEY AT THEN PREVAILING MARKET RATES, WHICH MAY BE CONSIDERABLY HIGHER THAN THE INTEREST RATE ON THIS NOTE. IF YOU REFINANCE THIS LOAN AT MATURITY, YOU MAY HAVE TO PAY SOME OR ALL OF THE CLOSING COSTS NORMALLY ASSOCIATED WITH A NEW LOAN EVEN IF YOU OBTAIN FINANCING FROM THE SAME LENDER.

     THIS NOTE, AND ITS VALIDITY, ENFORCEMENT AND INTERPRETATION, SHALL BE GOVERNED BY TEXAS LAW (WITHOUT REGARD TO ANY CONFLICT OF LAWS PRINCIPLES) AND APPLICABLE UNITED STATES FEDERAL LAW.

     THE LOAN DOCUMENTS (being this document and any other document referred to herein or executed in connection herewith) REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, OR CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES.

     THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

     If any of the terms of this Note conflict in any respect with those of any other document or instrument referred to herein or executed in connection herewith, the terms of this Note shall control.

     EXECUTED this 18th day of May, 1999.

                                          MACE CAR WASH - ARIZONA, INC.

                                          BY: /s/ Jon E. Goodrich
                                                  Jon E. Goodrich, President

                              SECURITY AGREEMENT

Date: May 18, 1999

Debtor: MACE CAR WASH - ARIZONA, INC., a corporation

Debtor's Mailing Address (including county): 160 Benmont Avenue, Bennington,
                                             Vermont 05201

Secured Party: CORNETT LIMITED PARTNERSHIP, a Texas limited partnership,
               GENIE CAR WASH, INC. OF AUSTIN, a Texas corporation, GENIE CAR SERVICE CENTER, INC., a Texas corporation, and GENIE CAR CARE CENTER, INC., a Texas corporation

Secured Party's Mailing Address (including county): 5471 Thomas Arnold Road,
                                                    Salado, Bell County, Texas
                                                    76571

Classification of Collateral: Furniture, fixtures and equipment

Collateral (including all accessions): All of Debtor's property and assets, tangible and intangible of whatever type or nature sold on or about this date by one or more of the Secured Party and located at or used in connection with the operation of the car wash businesses located at 1311 South Lamar, 1021 W. William Cannon Drive and 7320 Burnett Road, all in Austin, Texas, including but not limited to all of Debtor's furniture, fixtures, equipment, supplies, and all attachments and accessories thereto and all products thereof and all proceeds thereof including insurance payable by reason of loss or damage thereto, and all substitutions therefor and all replacements thereof and all other fixtures of Debtor hereafter placed on the above described locations.

Obligation

Notes

Date: May 18, 1999

Amount: (i)  FOUR MILLION SEVEN HUNDRED FIFTY THOUSAND AND NO/100
             ($4,750,000.00) DOLLARS
        (ii) ONE HUNDRED EIGHTY THOUSAND AND NO/100
             ($180,000.00) DOLLARS

Maker: Mace Car Wash - Arizona, Inc.

Payee: Cornett Limited Partnership, Genie Car Wash, Inc. of Austin, Genie Car
       Service Center, Inc., and Genie Car Care Center, Inc.

Final Maturity Date: As therein provided.

Terms of Payment (optional):

Other Obligation: All obligations of Debtor, American Wash Services, Inc. and Mace Securities International, Inc. to register the "Issuer Shares" in accordance with that certain Second Amendment Car Wash Asset Purchase/Sale Agreement effective as of April 29, 1999, executed by and between Secured Party, American Wash Services, Inc., Millennia Car Wash Group, LLC and Mace Securities International, Inc.

Debtor's Representation Concerning Location of Collateral (optional):

     Subject to the terms of this agreement, Debtor grants to Secured Party a security interest in the collateral and all its proceeds to secure payment and performance of Debtor's obligation in this security agreement and all renewals and extensions of any of the obligation.

Debtor's Warranties

     1. Financing Statement. Except for that in favor of Secured Party, no financing statement covering the collateral is filed in any public office.

     2. Ownership. Debtor owns the collateral and has the authority to grant this security interest. Ownership is free from any setoff, claim, restriction, lien, security interest, or encumbrance except this security interest and liens for taxes not yet due.

     3. Fixtures and Accessions. None of the collateral is affixed to real estate, is an accession to any goods, is commingled with other goods, or will become a fixture, accession, or part of a product or mass with other goods except as expressly provided in this agreement.

Debtor's Covenants

     1. Protection of Collateral. Debtor will defend the collateral against all claims and demands adverse to Secured Party's interest in it and will keep it free from all liens except those for taxes not yet due and from all security interests except this one. The collateral will remain in Debtor's possession or control at all times, except as otherwise provided in this agreement. Debtor will maintain the collateral in good condition and protect it against misuse, abuse, waste, and deterioration except for ordinary wear and tear resulting from its intended use.

     2. Insurance. Debtor will insure the collateral in accord with Secured Party's reasonable requirements regarding choice of carrier, casualties insured against, and amount of coverage. Policies will be written in favor of Debtor and Secured Party according to their respective interests or according to Secured Party's other requirements. All policies will provide that Secured Party will receive at least ten days' notice before cancellation, and the policies or certificates evidencing them will be provided to Secured Party when issued. Debtor assumes all risk of loss and damage to the collateral to the extent of any deficiency in insurance coverage. Debtor irrevocably appoints Secured Party as attorney-in-fact to collect any return, unearned premiums, and proceeds of any insurance on the collateral and to endorse any draft or check deriving from the policies and made payable to Debtor.

     3. Secured Party's Costs. Debtor will pay all expenses incurred by Secured Party in obtaining. preserving, perfecting, defending, and enforcing this security interest or the collateral and in collecting or enforcing the note. Expenses for which Debtor is liable include, but are not limited to, taxes, assessments, reasonable attorney's fees, and other legal expenses. These expenses will bear interest from the dates of payments at the highest rate stated in notes that are part of the obligation, and Debtor will pay Secured Party this interest on demand at a time and place reasonably specified by Secured Party. These expenses and interest will be part of the obligation and will be recoverable as such in all respects.

     4. Additional Documents. Debtor will sign any papers that Secured Party considers necessary to obtain, maintain, and perfect this security interest or to comply with any relevant law.

     5. Notice of Changes. Debtor will immediately notify Secured Party of any material change in the collateral; change in Debtor's name, address, or location; change in any matter warranted or represented in this agreement; change that may affect this security interest; and any event of default.

     6. Use and Removal of Collateral. Debtor will use the collateral primarily according to the stated classification unless Secured Party consents otherwise in writing. Debtor will not permit the collateral to be affixed to any real estate, to become an accession to any goods, to be commingled with other goods, or to become a fixture, accession, or part of a product or mass with other goods except as expressly provided in this agreement.

     7. Sale. Debtor will not sell, transfer, or encumber any of the collateral without the prior written consent of Secured Party.

Rights and Remedies of Secured Party

     1. Generally. Secured Party may exercise the following rights and remedies after default, and if the default continues after Secured Party gives Debtor any applicable notice of the default and the time, if any, within which it must be cured as provided in the note:

        a. take control of any proceeds of the collateral;

        b. release any collateral in Secured Party's possession to any debtor, temporarily or otherwise;

        c. take control of any funds generated by the collateral, such as refunds from and proceeds of insurance, and reduce any part of the obligation accordingly or permit Debtor to use such funds to repair or replace damaged or destroyed collateral covered by insurance; and

        d. demand, collect, convene, redeem, settle, compromise, receipt for, realize on, adjust, sue for, and foreclose on the collateral either in Secured Party's or Debtor's name, as Secured Party desires.

     2. Insurance. If Debtor fails to maintain insurance as required by this agreement or otherwise by Secured Party, then Secured Party may purchase single-interest insurance coverage that will protect only Secured Party. If Secured Party purchases this insurance, its premiums will become part of the obligation.

Events of Default

Each of the following conditions is an event of default:

     1. if Debtor defaults in timely payment or performance of any obligation, covenant, or liability in any written agreement between Debtor and Secured Party or in any other transaction secured by this agreement;

     2. if any warranty, covenant, or representation made to Secured Party by or on behalf of Debtor proves to have been false in any material respect when made;

     3. if a receiver is appointed for Debtor or any of the collateral;

     4. if the collateral is assigned for the benefit of creditors or, to the extent permitted by law, if bankruptcy or insolvency proceedings commence against or by any of these parties: Debtor; any partnership of which Debtor is a general partner; and any maker, drawer, acceptor, endorser, guarantor, surety, accommodation party, or other person liable on or for any part of the obligation;

     5. if any financing statement regarding the collateral but not related to this security interest and not favoring Secured Party is filed;

     6. if any lien attaches to any of the collateral;

     7. if any of the collateral is lost, stolen, damaged, or destroyed, unless it is promptly replaced with collateral of like quality or restored to its former condition.

Remedies of Secured Party on Default

     During the existence of any event of default, Secured Party may declare the unpaid principal and earned interest of the obligation immediately due in whole or part, enforce the obligation, and exercise any rights and remedies granted by the Texas Uniform Commercial Code or by this agreement, including the following:

     1. require Debtor to deliver to Secured Party all books and records relating to the collateral;

     2. require Debtor to assemble the collateral and make it available to Secured Party at a place reasonably convenient to both parties;

     3. take possession of any of the collateral and for this purpose enter any premises where it is located if this can be done without breach of the peace;

     4. sell, lease, or otherwise dispose of any of the collateral in accord with the rights, remedies, and duties of a secured party under chapters 2 and 9 of the Texas Uniform Commercial Code after giving notice as required by those chapters; unless the collateral threatens to decline speedily in value, is perishable, or would typically be sold on a recognized market, Secured Party will give Debtor reasonable notice of any public sale of the collateral or of a time after which it may be otherwise disposed of without further notice to Debtor; in this event, notice will be deemed reasonable if it is mailed, postage prepaid, to Debtor at the address specified in this agreement at least ten days before any public sale or ten days before the time when the collateral may be otherwise disposed of without further notice to Debtor;

     5. surrender any insurance policies covering the collateral and receive the unearned premium;

     6. apply any proceeds from disposition of the collateral after default in the manner specified in chapter 9 of the Texas Uniform Commercial Code, including payment of Secured Party's reasonable attorney's fees and court expenses; and

     7. if disposition of the collateral leaves the obligation unsatisfied, collect the deficiency from Debtor.

General Provisions

     1. Parties Bound. Secured Party's rights under this agreement shall inure to the benefit of its successors and assigns. Assignment of any part of the obligation and delivery by Secured Party of any part of the collateral will fully discharge Secured Party from responsibility for that part of the collateral. If Debtor is more than one, all their representations, warranties, and agreements are joint and several. Debtor's obligations under this agreement shall bind Debtor's personal representatives, successors, and assigns.

     2. Waiver. Neither delay in exercise nor partial exercise of any of Secured Party's remedies or rights shall waive further exercise of those remedies or rights. Secured Party's failure to exercise remedies or rights does not waive subsequent exercise of those remedies or rights. Secured Party's waiver of any default does not waive further default. Secured Party's waiver of any right in this agreement or of any default is binding only if it is in writing. Secured Party may remedy any default without waiving it.

     3. Reimbursement. If Debtor fails to perform any of Debtor's obligations, Secured Party may perform those obligations and be reimbursed by Debtor on demand at the place where the note is payable for any sums so paid, including reasonable attorney's fees and other legal expenses, plus interest on those sums from the dates of payment at the rate stated in the note for matured, unpaid amounts. The sum to be reimbursed shall be secured by this security agreement.

     4. Interest Rate. Interest included in the obligation shall not exceed the maximum amount of nonusurious interest that may be contracted for, taken, reserved, charged, or received under law; any interest in excess of that maximum amount shall be credited to the principal of the obligation or, if the principal amount has been paid, refunded. On any acceleration or required or permitted prepayment of the obligation, any such excess shall be canceled automatically as of the acceleration or prepayment or, if already paid, credited on the principal amount of the obligation or, if the principal amount has been paid, refunded. This provision overrides other provisions in this and all other instruments concerning the obligation.

     5. Modification. No provisions of this agreement shall be modified or limited except by written agreement.

     6. Severability. The unenforceability of any provision of this agreement will not affect the enforceability or validity of any other provision.

     7. Applicable Law. This agreement will be construed according to Texas laws.

     8. Place of Performance. This agreement is to be performed in the county of Secured Party's mailing address.

     9. Financing Statement. A carbon, photographic, or other reproduction of this agreement or any financing statement covering the collateral is sufficient as a financing statement.

     10. Presumption of Truth and Validity. If the collateral is sold after default, recitals in the bill of sale or transfer will be prima facie evidence of their truth, and all prerequisites to the sale specified by this agreement and by the Texas Uniform Commercial Code will be presumed satisfied.

     11. Singular and Plural. When the context requires, singular nouns and pronouns include the plural.

     12. Priority of Security Interest. This security interest shall neither affect nor be affected by any other security for any of the obligation. Neither extensions of any of the obligation nor releases of any of the collateral will affect the priority or validity of this security interest with reference to any third person.

     13. Cumulative Remedies. Foreclosure of this security interest by suit does not limit Secured Party 's remedies, including the right to sell the collateral under the terms of this agreement. All remedies of Secured Party may be exercised at the same or different times, and no remedy shall be a defense to any other. Secured Party's rights and remedies include all those granted by law or otherwise, in addition to those specified in this agreement.

     14. Agency. Debtor's appointment of Secured Party as Debtor's agent is coupled with an interest and will survive any disability of Debtor.

Cornett Limited Partnership               Mace Car Wash - Arizona, Inc.

BY: /s/ Mike W. Cornett                    BY: /s/ Jon E. Goodrich
        Mike W. Cornett, General Partner           Jon E. Goodrich, President
                                                   "Debtor"

BY: /s/ Shirley A. Cornett
        Shirley A. Cornett, General Partner

Genie Car Wash, Inc. of Austin

BY: /s/ Mike W. Cornett
        Mike W. Cornett, President

Genie Car Service Center, Inc.

BY: /s/ Mike W. Cornett
        Mike W. Cornett, President

Genie Car Care Center, Inc.

BY: /s/ Mike W. Cornett
        Mike W. Cornett, President
        "Secured Party"

Contact: Mace Security International, Inc.
         160 Benmont Avenue
         Bennington, Vermont 05201
         (800) 255-2634

         Jon E. Goodrich, President & Chief Executive Officer
         Eduardo Nieves, Jr., Corporate Communications Manager

                                                        FOR IMMEDIATE RELEASE

           MACE SECURITY INTERNATIONAL ACQUIRES TWO CAR WASH CHAINS BECOMING THE COUNTRY'S FIRST PUBLICLY OWNED CAR WASH CONSOLIDATOR

     Bennington, Vermont, May 25, 1999 -- Mace Security International, Inc.
(MSI) (NASDAQ:MACE) today announced that it has acquired Colonial Full Service Car Wash, Inc. and Genie Car Wash, Inc. and certain of its affiliated entities, two major Texas-based car wash chains. The closing of these transactions immediately places MSI in the forefront of the car wash industry, making it the country's first publicly owned consolidator of car washes. The addition of Colonial and Genie, which together operate 13 car washes and generate approximately $16 million in sales annually, plays a strategic role in MSI's aggressive growth strategy of acquiring car wash businesses. MSI recently announced it will acquire American Wash Services, Inc., a company founded by Louis D. Paolino, Jr., which owns and has under agreement to close on numerous car wash locations.

     Jon E. Goodrich, current President and CEO of MSI, said, "We are very pleased to have quickly established a leadership position among the car wash consolidators in the United States. These acquisitions give MSI a strong foothold in the southwestern market for further acquisitions in this important region." He added, "We are hiring Steve Sims, formerly Chief Operating Officer of Colonial Full Service Car Wash, Inc., to become Vice President of the Texas operation and oversee our Texas-based car wash businesses. Mr. Sims brings market and industry expertise that will be invaluable to our vision of consolidating full and self-service car wash chains."

     Colonial Full Service Car Wash, Inc. and the Genie Car Washes, which are located in the Dallas and Fort Worth, Texas and Austin, Texas areas, respectively, operate car wash and lubrication centers that provide a full line of car care services including washing, waxing, detailing, gasoline and lubrication services.

     Mace Security International, Inc. is the first publicly-traded company to focus on the consolidation of the car wash industry. The Company is also a leading producer of less lethal defense sprays for the consumer market and a marketer and retailer of consumer safety and security products.

     This press release includes statements which may constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995. This information may involve risks and uncertainties, including without limitation, risks relating to the financial outcomes of the planned business and growth strategies, that could cause actual results to differ materially from the forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, such statements are subject to risks and uncertainties that could cause actual results to differ materially from those projected.

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